EXHIBIT 99.1

Notice of Annual Meeting of Shareholders

and

Management Proxy Circular

of

IVANHOE ENERGY INC.

DATED:  March 15, 2012

IVANHOE ENERGY INC. 654 – 999 Canada Place Vancouver, BC V6C 3E1 Telephone: 604-688-8323 Fax: 604-682-2060 Notice of Annual General Meeting of Shareholders April 24, 2012

NOTICE IS HEREBY GIVEN that the Annual General Meeting of Shareholders of IVANHOE ENERGY INC. (the “Company”) will be held in Mackenzie Room 1 at the Fairmont Waterfront Hotel, 900 Canada Place Way, Vancouver, British Columbia on Wednesday, April 24, 2012, at 9:00 AM local time (the “Meeting”) for the following purposes:

1.	to receive the report of the directors;

2.	to receive the Company’s audited financial statements for the financial year ended December 31, 2011 and the auditor’s report thereon;

3.	to elect directors for the ensuing year;

4.	to appoint auditors for the ensuing year and to authorize the directors to fix the auditors’ remuneration; and

5.	to transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed March 8, 2012 as the record date for the determination of shareholders entitled to notice of, and to vote at, this Annual General Meeting and at any adjournment thereof.

A Management Proxy Circular, form of proxy, the audited consolidated financial statements of the Company for the year ended December 31, 2011, the auditor’s report thereon, management’s discussion and analysis and certain other documents accompany this Notice. The Management Proxy Circular contains details of matters to be considered at the Meeting.

A shareholder who is unable to attend the Meeting in person and who wishes to ensure that his or her shares will be voted at the Meeting, is requested to complete, date and sign the enclosed form of proxy and deliver it by facsimile, by hand or by mail in accordance with the instructions set out in the form of proxy and in the Management Proxy Circular.  Instructions on how to vote over the Internet are also set out in the Management Proxy Circular.

DATED at Vancouver, British Columbia, this 15th day of March, 2012.

BY ORDER OF THE BOARD OF DIRECTORS “Beverly A. Bartlett”
Beverly A. Bartlett Vice President and Corporate Secretary

IVANHOE ENERGY INC.
Suite 654 – 999 Canada Place
Vancouver, British Columbia  V6C 3E1

MANAGEMENT PROXY CIRCULAR

This Management Proxy Circular is furnished in connection with the solicitation of proxies by the management of IVANHOE ENERGY INC. (“Ivanhoe” or the “Company”) for use at the Annual General Meeting (the “Meeting”) of its shareholders to be held on April 24, 2012, at the time and place and for the purposes set forth in the accompanying Notice of Meeting.  Unless otherwise stated, this Management Proxy Circular contains information as at March 5, 2012.

SOLICITATION OF PROXIES

The solicitation of proxies by management will be primarily by mail, but proxies may be solicited by directors, officers and regular employees of the Company personally, by telephone or by means of electronic communication.  All costs of this solicitation will be borne by the Company.

APPOINTMENT OF PROXYHOLDERS

The individuals named in the accompanying form of proxy are directors and/or officers of the Company.  A shareholder may appoint, as proxyholder or alternate proxyholder, a person or persons other than any of the persons designated in the accompanying form of proxy, and may do so either by inserting the name or names of such persons in the blank space provided in the accompanying form of proxy or by completing another suitable form of proxy.

An appointment of a proxyholder or alternate proxyholder will not be valid unless a form of proxy making the appointment, signed by the shareholder or by an attorney of the shareholder authorized in writing, is deposited with CIBC Mellon Trust Company:

(a)	by facsimile to (416) 368-2502 or 1-866-781-3111,

(b)	by mail to P.O. Box 721, Agincourt, Ontario, M1S 0A1,

(c)	by hand to The Oceanic Plaza, 1600 - 1066 Hastings Street, Vancouver, British Columbia, V6E 3K9 or 320 Bay Street, Banking Hall Level, Toronto, Ontario, M5H 4A6, or

(d)	by Internet voting as described below,

and, in each case, must be received by CIBC Mellon Trust Company not later than 5:00 PM Pacific Time on the day before the Meeting (excluding Saturdays, Sundays and statutory holidays) or an adjournment thereof, at which the form of proxy is to be used.

In order to vote by Internet, you should have the form of proxy you received available and access the website at http://www.proxypush.ca/ie.  You will be prompted to enter the 12-digit Control Number which is located in a box on the reverse side of the proxy.  The deadline for voting through the Internet is 5:00 PM Pacific Time on the day before the Meeting (excluding Saturdays, Sundays and statutory holidays) or an adjournment thereof.

If your shares are held in street name for your account, your broker or other nominee will advise you whether you may vote through the Internet. A number of banks and brokerage firms participate in programs that permit their clients to vote their shares through the Internet.

REVOCATION OF PROXIES

A shareholder who has given a proxy may revoke it:

(a)	by depositing an instrument in writing executed by the shareholder or by the shareholder’s attorney authorized in writing:

(i)
with CIBC Mellon Trust Company, not later than 5:00 PM Pacific Time on the day before the Meeting (excluding Saturdays, Sundays and statutory holidays) or an adjournment thereof, at which the form of proxy is to be used;

(ii)	at the registered office of the Company at any time up to and including the last business day preceding the day of the Meeting, or an adjournment thereof, at which the form of proxy is to be used;

(iii)	with the chairman of the Meeting on the day of the Meeting or an adjournment thereof;

(b)
if the shareholder has given the proxy by Internet, at any time not later than 5:00 PM Pacific Time on the day before the Meeting (excluding Saturdays, Sundays and statutory holidays) or an adjournment thereof, at which the form of proxy is to be used, by accessing the Internet voting website at http://www.proxypush.ca/ie and following the instructions to change or revoke a proxy; or

(c)	in any other manner provided by law.

The revocation of a proxy will not affect a matter on which a vote is taken before the revocation.

EXERCISE OF DISCRETION

On a poll, the nominees named in the accompanying form of proxy will vote, or withhold from voting, the common shares represented thereby in accordance with the instructions of the shareholder.  The form of proxy will confer discretionary authority on the nominees named therein with respect to:

(a)	each matter or group of matters identified therein for which a choice is not specified;

(b)	any amendment to or variation of any matter identified therein; and

(c)	any other matter that properly comes before the Meeting.

In respect of a matter for which a choice is not specified in the form of proxy, the nominees named in the accompanying form of proxy will vote the common shares represented by the form of proxy at their own discretion for the approval of such matter.

As of the date of this Management Proxy Circular, management of the Company knows of no amendment, variation or other matter that may come before the Meeting, but if any amendment, variation or other matter properly comes before the Meeting, each nominee named in the accompanying form of proxy intends to vote thereon in accordance with the nominee’s best judgment.

VOTING BY NON-REGISTERED SHAREHOLDERS

Only registered shareholders of the Company or the persons they appoint as their proxyholders are permitted to vote at the Meeting. Most shareholders of the Company are “non-registered” shareholders (“Non-Registered Shareholders”) because the common shares they own are not registered in their names but are instead registered in the name of the brokerage firm, bank or trust company through which they purchased the common shares. Common shares beneficially owned by a Non-Registered Shareholder are registered either: (i) in the name of an intermediary (an “Intermediary”) that the Non-Registered Shareholder deals with in respect of the shares of the Company (Intermediaries include, among others, banks, trust companies, securities dealers, securities brokers and trustees or administrators of self-administered RRSPs, RRIFs, RESPs and similar plans); or (ii) in the name of a clearing agency (such as The Canadian Depository for Securities Limited) of which the Intermediary is a participant. In accordance with applicable securities law requirements, the Company has distributed copies of the Notice of Meeting, this Management Proxy Circular, the form of proxy and other materials (collectively, the “Meeting Materials”) to the clearing agencies and Intermediaries for distribution to Non-Registered Shareholders.

Intermediaries are required to forward the Meeting Materials to Non-Registered Shareholders unless a Non-Registered Shareholder has waived the right to receive them. Intermediaries often use service companies to forward the Meeting Materials to Non-Registered Shareholders. Generally, Non-Registered Shareholders who have not waived the right to receive Meeting Materials will either be given:

(a)
a voting instruction form which is not signed by the Intermediary and which, when properly completed and signed by the Non-Registered Shareholder and returned to the Intermediary or its service company, will constitute voting instructions (often called a “voting instruction form”) which the Intermediary must follow. Typically, the voting instruction form will consist of a one page pre-printed form. Sometimes, instead of the one page pre-printed form, the voting instruction form will consist of a regular form of proxy accompanied by a page of instructions which contains a removable label with a bar code and other information. In order for the form of proxy to validly constitute a voting instruction form, the Non-Registered Shareholder must remove the label from the instructions and affix it to the form of proxy, properly complete and sign the form of proxy and submit it to the Intermediary or its service company in accordance with the instructions of the Intermediary or its service company; or

(b)
a form of proxy which has already been signed by the Intermediary (typically by a facsimile, stamped signature), which is restricted as to the number of common shares beneficially owned by the Non-Registered Shareholder but which is otherwise not completed by the Intermediary. Because the Intermediary has already signed the form of proxy, this form of proxy is not required to be signed by the Non-Registered Shareholder when submitting the form of proxy. In this case, the Non-Registered Shareholder who wishes to submit a form of proxy should properly complete the form of proxy and deposit it with the Company, c/o CIBC Mellon Trust Company, Suite 1600, The Oceanic Plaza, 1066 Hastings Street, Vancouver, British Columbia, V6E 3K9 or 320 Bay Street, Banking Hall Level, Toronto, Ontario, M5H 4A6.

In either case, the purpose of these procedures is to permit Non-Registered Shareholders to direct the voting of the common shares of the Company they beneficially own. Should a Non-Registered Shareholder who receives one of the above forms wish to vote at the Meeting in person (or have another person attend and vote on behalf of the Non-Registered Shareholder), the Non-Registered Shareholder should strike out the persons named in the form of proxy and insert the Non-Registered Shareholder’s name or such other person’s name in the blank space provided. In either case, Non-Registered Shareholders should carefully follow the instructions of their Intermediary, including those regarding when and where the proxy or voting instruction form is to be delivered.

A Non-Registered Shareholder may revoke a proxy or voting instruction form given to an Intermediary by contacting the Intermediary through which the Non-Registered Shareholder's common shares of the Company are held and following the instructions of the Intermediary respecting the revocation of proxies. In order to ensure that an Intermediary acts upon a revocation of a proxy or voting instruction form, the written notice should be received by the Intermediary well in advance of the Meeting.

VOTES NECESSARY TO PASS RESOLUTIONS

The Company’s by-laws provide that the quorum for the transaction of business at the Meeting is at least one individual present at the commencement of the Meeting holding, or representing by proxy the holder or holders of, common shares carrying, in the aggregate, not less than thirty-three and one-third percent (33 1/3%) of the votes eligible to be cast at the Meeting.

Under the Yukon Business Corporations Act (the “YBCA”) a majority of the votes cast by shareholders at the Meeting is required to pass an ordinary resolution and a majority of two-thirds of the votes cast at the Meeting is required to pass a special resolution.

Shareholders will be asked to elect directors and appoint auditors for the ensuing year.  If there are more nominees for election as directors or appointment as the Company’s auditors than there are vacancies to fill, those nominees receiving the greatest number of votes will be elected or appointed, as the case may be, until all such vacancies have been filled.  If the number of nominees for election or appointment is equal to the number of vacancies to be filled, all such nominees will be declared elected or appointed by acclamation.

INTEREST OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED UPON

The Company is unaware of any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, of any person who has been a director or executive officer of the Company or is a proposed nominee for election as a director of the Company (or an associate or affiliate of such director, director nominee or executive officer) at any time since the beginning of the Company’s last financial year in any matter to be acted upon at the Meeting other than the election of directors.

VOTING SECURITIES AND PRINCIPAL HOLDERS OF VOTING SECURITIES

The Company has an authorized capital consisting of an unlimited number of common shares without par value and an unlimited number of preference shares without par value.

As of March 5, 2012 the Company had outstanding 344,139,428 fully paid and non-assessable common shares without par value, each carrying the right to one vote.  As of such date, there were no preference shares issued and outstanding.

A holder of record of one or more common shares on the securities register of the Company at the close of business on Thursday, March 8, 2012, (the “Record Date”) who either attends the Meeting personally or deposits a form of proxy in the manner and subject to the provisions described above will be entitled to vote or to have such common shares voted at the Meeting, except to the extent that:

(a)	the shareholder has transferred the ownership of any such common shares after the Record Date, and

(b)
the transferee produces a properly endorsed share certificate for, or otherwise establishes ownership of, any of the transferred common shares and makes a demand to CIBC Mellon Trust Company no later than 10 days before the Meeting that the transferee’s name be included in the list of shareholders in respect thereof.

To the knowledge of the Company’s directors and executive officers, as at March 5, 2012:

(a)
the only person who beneficially owns, or controls or directs, directly or indirectly, common shares carrying 10% or more of the voting rights attached to all outstanding common shares of the Company, and the approximate number of common shares so owned, controlled or directed, and the percentage of voting shares of the Company represented by such shares; and

(b)	the aggregate share ownership by the current directors and executive officers of the Company as a group;

is as follows:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage of Shares Outstanding
Robert M. Friedland 150 Beach Road #25-03 The Gateway West Singapore 189720	54,045,058(2)	15.49%
Directors and Executive Officers (16 persons)	64,009,727(2)(3)	18.39%

(1)
Beneficial ownership is determined in accordance with applicable securities laws and generally includes voting or investment power with respect to securities. Unissued common shares subject to options or other convertible securities currently exercisable or convertible, or exercisable or convertible within 60 days, are deemed outstanding for the purpose of computing the beneficial ownership of common shares of the person holding such convertible security but are not deemed outstanding for computing the beneficial ownership of common shares of any other person.

(2)
Includes 48,794,620 issued common shares held indirectly through Newstar Securities SRL (“Newstar”), Premier Mines SRL and Evershine SRL, companies controlled by Mr. Friedland. Also includes 2,750,000 unissued common shares issuable upon the exercise of stock options, 2,083,333 unissued common shares issuable upon the exercise of convertible debentures held indirectly through Newstar and 417,105 common shares held directly by Mr. Friedland.

(3)
Includes 6,315,000 unissued common shares issuable to directors and senior officers upon exercise of incentive stock options and 2,291,662 unissued common shares issuable upon the exercise of convertible debentures.

ELECTION OF DIRECTORS

The Company’s articles provide that the number of directors of the Company will be a minimum of three and a maximum of thirteen.  The term of office of each of the current directors will end at the conclusion of the Meeting.  Unless a director’s office is earlier vacated in accordance with the provisions of the YBCA, each director elected will hold office until the conclusion of the next annual meeting of the Company or, if no director is then elected, until a successor is elected.

The following tables provide information on the nominees proposed for election to the Company’s board of directors. Included in these tables is information relating to each nominee’s committee memberships, meeting attendance, other public company directorships, ownership of Company securities, principal occupation, business or employment and the period of time during which each has been a director of the Company. This information is as at March 5, 2012.

Management’s nominees for election as directors are as follows:

Robert M. Friedland Singapore Age: 61 Director Since: 1995
Director Status: Non-Independent(1)
Areas of Experience: CEO/Board International Finance Mining Industry Public Capital Markets Managing/Leading Growth

Robert Friedland has been a director of the Company since 1995, Deputy Chairman from 1999 to 2008, President from 2008 to 2010, Chief Executive Officer from 2008 to 2011 and, since May 2008, the Executive Co-Chairman of the Company. Mr. Friedland was the Chair of the Executive Committee since its formation in October 2008 until December 2011.  Mr. Friedland is the founder and Chief Executive Officer of Ivanhoe Mines Ltd., a Canadian public company with extensive operating, development and exploration interests in several countries in the Asia Pacific region.

Mr. Friedland is also Chairman and President of Ivanhoe Capital Corporation, a private company based in Singapore that specializes in providing venture capital and project financing for international business enterprises, predominantly in the fields of energy and minerals.  Mr. Friedland has been the Chairman of Ivanplats Limited, formerly Ivanhoe Nickel & Platinum Ltd., since November 2000 and was President from June 2003 to May 2008.  He was the Chairman of Potash One Inc. from May 2009 to January 2011.

Mr. Friedland received the “Dealmaker of the Year” award for the Corporation from Australia’s Diggers and Dealers Mining Forum in August 2011.  In 2009, Mr. Friedland was named one of Canada’s “Super Seven Dynamos”, who have track records of turning junior companies into major success stories, by The Northern Miner publishing group of Canada.  The publishing group also named Mr. Friedland as the 2006 “Mining Person of the Year” for his success in negotiating a strategic partnership between the Corporation and Rio Tinto to develop the Corporation’s Oyu Tolgoi copper-gold project in Mongolia.  The Mongolian Government’s Foreign Investment and Foreign Trade Agency recognized Mr. Friedland with consecutive “Investor Envoy of the Year” awards in 2003 and 2002.   As Co-Chairman of Diamond Fields Resources, Mr. Friedland guided the company’s development and sale of its major nickel discovery at Voisey’s Bay in Newfoundland, Canada, to INCO Ltd. in 1996.

B.A., 1974, Political Science, Reed College.

Principal Occupation, Business or Employment

Founder and Executive Co-Chairman (May 2008 – present), Chief Executive Officer (May 2008 – December 2011), Ivanhoe Energy Inc.; Chairman (March 1994 – May 2011) and Chief Executive Officer (October 2010 – present), Ivanhoe Mines Ltd.; Chairman (January, 1991 – present) and President (July, 1988 – present), Ivanhoe Capital Corporation; Chairman, Potash One Inc. (May, 2009 – January 2011); Chairman and Non-Executive Director, Ivanhoe Australia Limited (November 2007 – present).

Board/Committee Membership:	Attendance:		Public Board Membership:
			Company:	Since:
Board of Directors	9 of 12	75%	Ivanhoe Mines Ltd. (TSX; NYSE; NASDAQ)(10)	1994
Executive(12)(13)	0 of 0	N/A	Ivanhoe Australia Limited (ASX; TSX)(10)	2007
Total:	9 of 12	75%
Common Shares Beneficially Owned, Controlled or Directed:
Year	Common Shares(3)	Total Market Value of Common Shares(4)	Minimum Required
2012	51,295,058	$50,269,157	See note (8).
2011	51,411,725	$174,209,507	See note (8).
Options Held:
Date Granted	Expiry Date	Number Granted	Vested / Unvested	Exercise Price(5)	Total Unexercised	Value of Options Unexercised(6)
Oct. 28, 2010	Oct. 28, 2017	1,000,000	250,000 / 750,000	Cdn$2.28	1,000,000	Nil
Mar 5, 2008	Mar 5, 2013	2,500,000	2,500,000 / 0	Cdn$1.61	2,500,000	Nil

A. Robert Abboud Barrington Hills, IL, USA Age: 82 Director Since: 2006
Director Status: Independent(2)
Areas of Experience: Board Banking International Finance International Project Management Public Capital Markets

Robert Abboud is President and Chief Executive Officer of A. Robert Abboud and Company, a private investment company.  He has enjoyed a 46-year career in oil and gas, banking and foreign affairs.  He was previously President and Chief Operating Officer of Occidental Petroleum Corporation, Chairman and Chief Executive Officer of First Chicago Corporation and The First National Bank of Chicago, Chairman and Chief Executive Officer of First City Bancorporation of Texas, Chairman of ACB International, Ltd., a joint venture which included the Bank of China and a subsidiary of the Chinese Ministry of Foreign Relations and Trade.  Mr. Abboud has served as a member of the Board of Directors of AMOCO and as Audit Committee Chairman for AAR Corporation, Alberto-Culver Company, Hartmarx Corporation, ICN Pharmaceuticals Inc. and Inland Steel Industries.

Mr. Abboud was appointed as Independent Lead Director of the Company in May 2006 and serves as a member of the Audit, Nominating and Corporate Governance and Executive Committees.  Mr. Abboud served as the Company’s Co-Chairman from May 2006 to December 2011 and as a member of the Compensation Committee from May 2008 to May 2010.

B.A. (Cum Laude), 1951, Harvard College; J.D., 1956, Harvard Law School; M.B.A., 1958 – Baker Scholar, Harvard Business School; Certified Commercial Lender, 1975, American Bankers Association; Member Illinois, Massachusetts and Federal Bar and the American Bar Association.

Principal Occupation, Business or Employment
Co-Chairman (May 2006 – December 2011); President and Chief Executive Officer, A. Robert Abboud and Company (1984 – present).
Board/Committee Membership:	Attendance:		Public Board Membership
			Company:	Since:
Board of Directors	11 of 12	92%	n/a	n/a
Audit	4 of 4	100%
Nominating and Corporate Governance	5 of 5	100%
Executive(12)	0 of 0	N/A
Total:	20 of 21	95%
Common Shares Beneficially Owned, Controlled or Directed:
Year	Common Shares(3)	Total Market Value of Common Shares(4)	Minimum Required
2012	809,028	$792,847	See note (7).
2011	650,000	$2,301,000	See note (7).
Options Held:
Date Granted	Expiry Date	Number Granted	Vested / Unvested	Exercise Price(5)	Total Unexercised	Value of Options Unexercised(6)
April 28, 2011	April 28, 2018	50,000	0 / 50,000 (9)	Cdn$2.65	50,000	Nil
April 29, 2010	April 29, 2017	50,000	50,000 / 0	Cdn$3.26	50,000	Nil
May 29, 2008	May 29, 2013	50,000	50,000 / 0	US$2.69	50,000	Nil

Howard R. Balloch Beijing, China Age: 60 Director Since: 2002
Director Status: Independent(2)
Areas of Experience: CEO/Board International Finance Governance Compensation International Politics Public Capital Markets

Howard Balloch became Chairman of Canaccord Genuity Asia Limited in 2011, following the acquisition by Canaccord Financial Inc. of The Balloch Group, the investment advisory firm he founded in 2001. A veteran Canadian diplomat, Mr. Balloch began serving as Canada’s ambassador to the People’s Republic of China, Mongolia and the Democratic People’s Republic of Korea in 1996 after a 20-year career in the Government of Canada’s Department of Foreign Affairs and International Trade and Privy Council Office.  Mr. Balloch is Vice Chairman of the Canada China Business Council, having served as its President between 2001 and 2006.   Mr. Balloch also serves as a director of Methanex Corporation.  He served as a director of Ivanhoe Mines Ltd. from March 2005 to July 2011 and as a director of Canaccord Financial Inc. from January 2011 until June 2011.

Mr. Balloch has been a director of the Company since January, 2002.  Presently, Mr. Balloch is the Chair of both the Compensation and Benefits and Nominating and Corporate Governance Committees and a member of the Executive Committee.

Université Laval, 1969; B.A.(Honours) Political Science and Economics, McGill University, 1971; M.A. International Relations, McGill University,1972; PhD Studies, University of Toronto; Fondation Nationale de Sciences Politiques, Paris, 1973-76.

Principal Occupation, Business or Employment

Chairman, Canaccord Genuity Asia Limited (January 2011 – present); President, The Balloch Group (July 2001 – January 2011); President, Canada China Business Council (July 2001 – 2006); Canadian Ambassador to China, Mongolia and Democratic Republic of Korea (April 1996 – July 2001).

Board/Committee Membership:	Attendance:		Public Board Membership
			Company:	Since:
Board of Directors	12 of 12	100%	Methanex Corporation (TSX; NASDAQ)	2004
Compensation and Benefits – Chair	5 of 5	100%
Nominating and Corporate Governance – Chair	5 of 5	100%
Executive(12)	0 of 0	N/A
Total:	22 of 22	100%
Common Shares Beneficially Owned, Controlled or Directed :
Year	Common Shares(3)	Total Market Value of Common Shares(4)	Minimum Required
2012	94,642	$92,749	See note (7).
2011	50,000	$177,000	See note (7).
Options Held:
Date Granted	Expiry Date	Number Granted	Vested / Unvested	Exercise Price(5)	Total Unexercised	Value of Options Unexercised(6)
Dec. 16, 2011	Dec. 16, 2018	100,000	0 / 100,000	Cdn$0.92	100,000	Cdn$6,000
April 28, 2011	April 28, 2018	50,000	0 / 50,000(9)	Cdn$2.65	50,000	Nil
April 29, 2010	April 29, 2017	50,000	50,000 / 0	Cdn$3.26	50,000	Nil
April 29, 2009	April 29, 2016	50,000	50,000 / 0	Cdn$1.51	50,000	Nil
May 29, 2008	May 29, 2013	50,000	50,000 / 0	Cdn$2.66	50,000	Nil
May 3, 2007	May 3, 2012	50,000	50,000 / 0	Cdn$2.30	50,000	Nil

Carlos A. Cabrera Northbrook, IL, USA Age: 60 Director Since: 2010
Director Status: Non-Independent(1)
Areas of Experience: CEO/Board International Project Management International Finance Governance Compensation Public Capital Markets

Carlos A. Cabrera joined the Board of Directors of the Company in May 2010 and became the Executive Chairman effective December 12, 2011.  He is the Chairman of the Executive Committee and served as a member of the Audit, Compensation and Benefits and Nominating and Corporate Governance Committees from May 2010 to December 2011.  Mr. Cabrera also serves as the Chairman and Lead Director of Ivanhoe Energy Latin America Inc. and Ivanhoe Energy Ecuador Inc.  He is also the Chairman of Ivanhoe Energy Mexico IELA, S.A. de C.V.

Mr. Cabrera is the former Chairman, President and Chief Executive Officer of UOP LLC. During his 35 year career with UOP, he held several managerial and technology positions, including Senior Vice President of Refining and Petrochemicals, Senior Vice President of Process Technology and Equipment and Vice President of Corporate Development and New Ventures.  Mr. Cabrera also served as President and Chief Executive Officer of the National Institute of Low Carbon and Clean Energy (NICE), a wholly owned subsidiary of the Shenhua Group, based in Beijing, China, from December 2010 until November 2011. He remains on the Advisory Board of NICE to date.  Mr. Cabrera has also served as a director of GEVO, Inc. since June 2010 and is a member of its Nominating and Corporate Governance and Audit Committees.  In January 2012, he joined the Board of Directors of the Gas Technology Institute, a U.S. based leading research institute, development and training organization serving energy and environmental markets.  Mr. Cabrera has been a member of the Executive Board of Big West Oil LLC, a private U.S. oil company, since December 2011.

He serves as a Distinguished Associate to the World Energy Consultancy Firm FACTS.  Mr. Cabrera serves on the Global Advisory Board of the University of Chicago Booth School of Business.  During Mr. Cabrera's 35 years in the refining and petrochemicals industry, he has been granted seven U.S. patents, authored numerous publications and frequently serves on industry panels as a recognized business and technical leader.

B.Sc., Chemical Engineering, 1973, University of Kentucky; M.B.A., 1989, University of Chicago.

Principal Occupation, Business or Employment

Executive Chairman, Ivanhoe Energy Inc. (December 2011 – present); President and CEO, National Institute of Low Carbon and Clean Energy (NICE) (December 2010 – November 2011); Chairman, President and Chief Executive Officer of UOP LLC (September 1973 – July 2009).

Board/Committee Membership:	Attendance:		Public Board Membership
			Company:	Since:
Board of Directors	11 of 12	92%	GEVO, Inc. (NASDAQ)	2010
Audit(15)	3 of 4	75%
Compensation and Benefits(15)	4 of 5	80%
Nominating and Corporate Governance(15)	4 of 5	80%
Executive – Chair(12)(13)	0 of 0	N/A
Total:	22 of 26	85%
Common Shares Beneficially Owned, Controlled or Directed:
Year	Common Shares(3)	Total Market Value of Common Shares(4)	Minimum Required
2012	0	Nil	See note (8).
2011	0	Nil	See note (8).
Options Held:
Date Granted	Expiry Date	Number Granted	Vested / Unvested	Exercise Price(5)	Total Unexercised	Value of Options Unexercised(6)
Dec. 16, 2011	Dec. 16, 2018	650,000	0 / 650,000	Cdn$0.92	650,000	Cdn$39,000
April 28, 2011	April 28, 2018	50,000	0 / 50,000(9)	Cdn$2.65	50,000	Nil
July 28, 2010	July 28, 2017	200,000	200,000 / 0	Cdn$2.00	200,000	Nil
May 18, 2010	May 18, 2017	100,000	100,000 / 0	Cdn$2.63	100,000	Nil

Brian F. Downey Lake in the Hills, IL, USA Age: 70 Director Since: 2005
Director Status: Independent(2)
Areas of Experience: CEO/Board Banking Finance Public Capital Markets

From 1986 to 1995, Brian Downey was President and Chief Executive Officer of Credit Union Central of Canada, the national trade association and national liquidity facility for all credit unions in Canada.  Mr. Downey went on to become, from 1995 to 2002, a principal and the Chief Executive Officer of Lending Solutions, Inc., a full-service loan call center located in the U.S. whose clients are primarily U.S. and Canadian financial institutions.

Mr. Downey joined the Board of Directors in July 2005 and was appointed Chairman of the Audit Committee at that time.   Mr. Downey also serves as a member of the Compensation and Benefits and Nominating and Corporate Governance Committees.

C.M.A., 1972, University of Manitoba; Member of the Society of Management Accountants of Ontario.

Principal Occupation, Business or Employment

President, Downey & Associates Management Inc. (July 1986 – present); Partner/Owner, Lending Solutions, Inc. (November 1995 – January 2002); Financial Advisor, Lending Solutions Inc. (January 2002 – present).

Board/Committee Membership:	Attendance:		Public Board Membership
			Company:	Since:
Board of Directors	12 of 12	100%	n/a	n/a
Audit – Chair	4 of 4	100%
Compensation and Benefits	5 of 5	100%
Nominating and Corporate Governance	5 of 5	100%
Total:	26 of 26	100%
Common Shares Beneficially Owned, Controlled or Directed:
Year	Common Shares(3)	Total Market Value of Common Shares(4)	Minimum Required
2012	154,468	$151,379	See note (7)
2011	124,707	$441,463	See note (7)
Options Held:
Date Granted	Expiry Date	Number Granted	Vested / Unvested	Exercise Price(5)	Total Unexercised	Value of Options Unexercised(6)
April 28, 2011	April 28, 2018	50,000	0 / 50,000(9)	Cdn$2.65	50,000	Nil
April 29, 2010	April 29, 2017	50,000	50,000 / 0	Cdn$3.26	50,000	Nil
April 29, 2009	April 29, 2016	50,000	50,000 / 0	Cdn$1.51	50,000	Nil

Robert G. Graham Ottawa, ON, Canada Age: 58 Director Since: 2005
Director Status: Independent(2)
Areas of Experience: CEO/Board Chemical Engineering Petroleum Engineering Project Management Oil and Gas Industry

Robert Graham is the co-founder, Chairman and Chief Executive Officer of Ensyn Corporation.  He has been working on the commercial development of the RTP™ biomass refining and petroleum upgrading technologies since the early 1980’s.  This work culminated in the development of commercial RTP applications in the wood industry in the late 1980’s and the establishment of Ensyn Renewables Inc. to capitalize on commercial projects for this business.  In 1997, Dr. Graham initiated the application of this commercial RTP™ technology in the petroleum industry.

Dr. Graham has been a director with the Company since April, 2005 and was the Company’s Chief Technology Officer from April 1 to September 19, 2007.

B.Sc., 1974, Carlton University; B.Sc. Honours, 1976, Carleton University; M.Eng., 1978, University of Western Ontario; Ph.D., 1993, Chemical Engineering University of Western Ontario.

Principal Occupation, Business or Employment

Chairman (June 2007 – present) and Chief Executive Officer (July 2008 – present) of Ensyn Corporation; President and Chief Executive Officer, Ensyn Corporation (April 2005 – June 2007); Chairman and Chief Executive Officer, Ensyn Group, Inc. (October 1984 – April 2005).

Board/Committee Membership:	Attendance:		Public Board Membership
			Company:	Since:
Board of Directors	11 of 12	92%	n/a	n/a
Total:	11 of 12	92%
Common Shares Beneficially Owned, Controlled or Directed:
Year	Common Shares(3)	Total Market Value of Common Shares(4)	Minimum Required
2012	4,346,726	$4,259,791	See note (7).
2011	4,496,726	$15,918,410	See note (7).
Options Held:
Date Granted	Expiry Date	Number Granted	Vested / Unvested	Exercise Price(5)	Total Unexercised	Value of Options Unexercised(6)
April 28, 2011	April 28, 2018	50,000	0 / 50,000(9)	Cdn$2.65	50,000	Nil
April 29, 2010	April 29, 2017	50,000	50,000 / 0	Cdn$3.26	50,000	Nil
April 29, 2009	April 29, 2016	50,000	50,000 / 0	Cdn$1.51	50,000	Nil
May 29, 2008	May 29, 2013	50,000	50,000 / 0	Cdn$2.66	50,000	Nil
Mar. 8, 2007	Mar.8, 2012	200,000	200,000 / 0(11)	Cdn$2.29	200,000	Nil

Peter G. Meredith Vancouver, British Columbia, Canada Age: 68 Director Since: 2007
Director Status: Non-Independent(1)
Areas of Experience: CEO/Board International Finance Mining Industry Public Capital Markets

Peter Meredith joined the Board of Directors of the Company in December, 2007 and serves as a member of the Executive Committee.

Mr. Meredith has been the Deputy Chairman of Ivanhoe Mines Ltd. since May 2006 and oversees its business development and corporate relations activities.  Mr. Meredith was the Chief Financial Officer of Ivanhoe Mines Ltd. from May 2004 to May 2006 and from June 1999 to November 2001.  He served as a director of the Company from 1996 to 1999 and as its Chief Financial Officer from 1999 to 2000.  Mr. Meredith has been the Chairman of SouthGobi Resources Ltd. since October 2009 and was the Chief Executive Officer of that company from June 2007 to October 2009.

Prior to joining Ivanhoe Mines Ltd., Mr. Meredith spent 31 years with Deloitte & Touche LLP, chartered accountants, and retired as a partner in 1996.  Mr. Meredith is a Chartered Accountant and is a member of the Institute of Chartered Accountants of British Columbia, the Institute of Chartered Accountants of Ontario and the Ordre des Comptables Agrees du Quebec.

Certified as a Chartered Accountant by the Canadian Institute of Chartered Accountants (1968).

Principal Occupation, Business or Employment

Deputy Chairman, Ivanhoe Mines Ltd. (May 2006 – present); Chairman, SouthGobi Resources Ltd. (October 2009 – present); Chief Executive Officer, SouthGobi Resources Ltd. (June 2007 – October 2009); Chief Financial Officer, Ivanhoe Capital Corporation (June 2001 – March 2009).

Board/Committee Membership:	Attendance:		Public Board Membership
			Company:	Since:
Board of Directors	10 of 12	83%	Ivanhoe Mines Ltd. (TSX; NYSE; NASDAQ)(10)	2005
Executive (12)	0 of 0	N/A	SouthGobi Resources Ltd. (TSX; HKSE)(10)	2003
Total:	10 of 12	83%	Entrée Gold Inc. (TSX; AMEX)	2004
			Great Canadian Gaming Corporation (TSX)	2000
			Ivanhoe Australia Limited (ASX; TSX)(10)	2006
Common Shares Beneficially Owned, Controlled or Directed:
Year	Common Shares(3)	Total Market Value of Common Shares(4)	Minimum Required
2012	67,261	$65,916	See note (7)
2011	48,000	$132,750	See note (7)
Options Held:
Date Granted	Expiry Date	Number Granted	Vested / Unvested	Exercise Price(5)	Total Unexercised	Value of Options Unexercised(6)
April 28, 2011	April 28, 2018	50,000	0 / 50,000(9)	Cdn$2.65	50,000	Nil
April 29, 2010	April 29, 2017	50,000	50,000 / 0	Cdn$3.26	50,000	Nil
April 29, 2009	April 29, 2016	50,000	50,000 / 0	Cdn$1.51	50,000	Nil
May 29, 2008	May 29, 2013	50,000	50,000 / 0	Cdn$2.66	50,000	Nil
Mar 11, 2008	Mar 11, 2013	100,000	60,000 / 40,000	Cdn$1.68	100,000	Nil
Dec 19, 2007	Dec 19, 2012	150,000	120,000 / 30,000	Cdn$1.52	150,000	Nil

Alexander A. Molyneux Hong Kong Age: 37 Director Since: 2010
Director Status: Non-Independent(1)
Areas of Experience: CEO/Board International Finance Governance Compensation Public Capital Markets

Alexander Molyneux joined the Board of Directors of the Company in May 2010.

Mr. Molyneux is President (April 2009) and Chief Executive Officer (October 2009) of SouthGobi Resources Ltd.  Prior to joining SouthGobi, Mr. Molyneux was Managing Director, Head of Metals & Mining Investment Banking, Asia Pacific with Citigroup.  He has spent approximately 10 years providing specialist advice and investment banking services to mining and industrial corporations, including nine years involved in coal-related transactions.  Over the past nine years he has advised on coal-related public offerings, mergers and acquisitions, bond and debt offerings totaling several billion dollars.  Mr. Molyneux joined Citigroup from UBS AG in early-2007 as Head of Metals & Mining Investment Banking.

B.A., Economics,1995, Monash University.

Principal Occupation, Business or Employment

President (April 2009 - present) and Chief Executive Officer (October 2009 – present) of SouthGobi Resources Ltd;  Managing Director, Head of Metals & Mining Investment Banking, Citigroup Global Markets Asia Ltd (June 2007 – April 2009); Executive Director, Investment Banking, Metals and Mining, UBS AG Australia Branch (July 2004 – June 2007).

Board/Committee Membership:	Attendance:		Public Board Membership
			Company:	Since:
Board of Directors	8 of 12	67%	SouthGobi Resources Ltd. (TSX; HKSE)(10)	2009
Total:	8 of 12	67%
Common Shares Beneficially Owned, Controlled or Directed:
Year	Common Shares(3)	Total Market Value of Common Shares(4)	Minimum Required
2012	29,761	$29,166	See note (7)
2011	0	0	See note (7)
Options Held:
Date Granted	Expiry Date	Number Granted	Vested / Unvested	Exercise Price(5)	Total Unexercised	Value of Options Unexercised(6)
April 28, 2011	April 28, 2018	50,000	0 / 50,000(9)	Cdn$2.65	50,000	Nil
May 18, 2010	May 18, 2017	100,000	100,000 / 0	Cdn$2.63	100,000	Nil
Sept. 17, 2009	Sept. 17, 2014	80,000	48,000 / 32,000	Cdn$2.22	80,000	Nil

Robert A. Pirraglia Wellington, FL, USA Age: 62 Director Since: 2005
Director Status: Independent(2)
Areas of Experience: Board Law Finance International Project Management Public Capital Markets

Robert Pirraglia is an engineer and attorney with more than 25 years of experience in the development of energy projects and projects employing innovative technologies.  He currently serves as President and director of Ensyn Corporation and served as the Executive Vice President of the company until June 2011.  Mr. Pirraglia is a director of RAP Management Corporation.  He has also been member of the management committee of Envergent Technologies LLC since October 2007.  In addition to being a founder and manager of several energy and waste processing companies, Mr. Pirraglia provided management and business consulting services to various U.S., Canadian and European companies.

Mr. Pirraglia has been a director of the Company since April 2005 and acted as the Chair of the Business Development Committee from August 2007 until May 2008.  Mr. Pirraglia is currently a member of the Audit Committee, the Compensation and Benefits Committee and the Nominating and Corporate Governance Committee.

B.E.E., 1969, New York University; J.D., 1974, Fordham University School of Law.

Principal Occupation, Business or Employment

President, Ensyn Corporation (June 2011 – present); Executive Vice President, Ensyn Corporation (October 2007 – June 2011); Chief Operating Officer and Vice President, Ensyn Corporation (April 2005 – October 2007); Chief Operating Officer and Vice President, Ensyn Group, Inc. (September 1998 – April 2005).

Board/Committee Membership:	Attendance:		Public Board Membership
			Company:	Since:
Board of Directors	11 of 12	92%	n/a	n/a
Audit (14)	0 of 0	N/A
Compensation and Benefits	5 of 5	100%
Nominating and Corporate Governance	5 of 5	100%
Total:	21 of 22	95%
Common Shares Beneficially Owned, Controlled or Directed:
Year	Common Shares(3)	Total Market Value of Common Shares(4)	Minimum Required
2012	315,929	$309,610	See note (7)
2011	315,929	$1,118,389	See note (7)
Options Held:
Date Granted	Expiry Date	Number Granted	Vested / Unvested	Exercise Price(5)	Total Unexercised	Value of Options Unexercised(6)
April 28, 2011	April 28, 2018	50,000	0 / 50,000(9)	Cdn$2.65	50,000	Nil
April 29, 2010	April 29, 2017	50,000	50,000 / 0	Cdn$3.26	50,000	Nil
April 29, 2009	April 29, 2016	50,000	50,000 / 0	Cdn$1.51	50,000	Nil
May 29, 2008	May 29, 2013	50,000	50,000 / 0	US$2.69	50,000	Nil
May 3,2007	May 3, 2012	50,000	50,000 / 0	US$2.06	50,000	Nil

NOTES:

(1)	See the section entitled “Corporate Governance” starting on page 38 for a description of the reasons why the Company does not consider this nominee to be independent.

(2)	“Independent” refers to the standards of independence established under Canadian Securities Administrators’ National Instrument 58-101 and the NASDAQ Marketplace Rules.

(3)
“Common Shares” refers to the number of common shares beneficially owned, or over which control or direction is exercised, by the nominee as of March 5, 2012, and March 4, 2011, respectively.  Unissued common shares issuable upon the exercise or conversion of convertible securities of the Company (other than incentive stock options) are deemed outstanding for the purpose of computing the beneficial ownership of common shares and are included in the “Common Shares”.  Unissued common shares issuable upon the exercise of incentive stock options are excluded from the “Common Shares” and are reported as “Options Held” in the tables on pages 6 through 14.

(4)
“Total Market Value” is calculated by multiplying the Canadian dollar closing price of the common shares on the Toronto Stock Exchange (“TSX”) on each of March 5, 2012 ($0.98) and March 4, 2011 ($3.54), respectively, by the number of common shares held by the nominee as of those dates, excluding any unissued common shares issuable pursuant to the exercise of share purchase warrants, incentive stock options or other convertible securities of the Company.

(5)	“Exercise Price” is an amount equal to not less than 100% of the weighted average price of the Company’s shares during the five trading day period preceding the date of grant.

(6)
For those options priced in Canadian dollars, the “Value of Unexercised Options” is calculated on the basis of the difference between the closing price of the common shares on the TSX on March 5, 2012 ($0.98) and the Exercise Price of the options multiplied by the number of unexercised options on March 5, 2012, vested and unvested.  For those options priced in U.S. dollars, the value is calculated using the closing price of the common shares on the NASDAQ on March 5, 2012 ($0.9799).

(7)
In 2007 the Company adopted a policy to encourage non-management directors to invest in the common shares of the Company by requiring each non-management director to hold common shares having an aggregate market value equal to not less than 3 times the director’s basic annual retainer.  Each non-management director was required to meet this minimum threshold on or before the later of March 8, 2009 or the second anniversary of his initial appointment or election to the board.  Recognizing that the market value of publicly traded equity securities fluctuates over time, the policy does not require a director to “top up” if, by reason of a decline in the market price of the Company’s common shares, the aggregate market value of the shares he owns falls below an amount equal to 3 times his basic annual retainer. Once a director attains the minimum ownership threshold for the first time, he is considered to be in compliance with the policy for as long as he continues to hold at least the number of shares that he was required to hold as of the date that he first met the minimum threshold. Presently, the directors’ basic annual retainers are U.S. $80,000 for the Lead Director and U.S. $40,000 for each other non-management director.  The minimum market value threshold for purposes of the policy is therefore currently U.S. $240,000 for the Lead Director and U.S.$120,000 for the other non-management directors. Each non-management director has met the current minimum market value threshold and is in compliance with the policy with the exception of Mr. Molyneux who, having been elected to the board in May 2010, must meet the minimum market value threshold by May 2012.

(8)
In March 2011, the Company adopted a policy to align the interests of the Company’s senior management with the interests of its shareholders by requiring the Company’s principal executive officer to have invested an amount equal to not less than 1.5 times his annual base salary within 5 years of the later of (i) the date of commencement of his employment as principal executive officer or (ii) the adoption of the policy by the Company. Recognizing that the market value of publicly traded equity securities fluctuates over time, the policy does not require the principal executive officer to “top up” if, by reason of a decline in the market price of the Company’s common shares, the aggregate market value of the shares he owns falls below the original investment. Once the principal executive officer attains the minimum investment threshold for the first time, he is considered to be in compliance with the policy for as long as he continues to hold at least the number of shares as of the date that he first met the minimum investment threshold or until an increase in his base salary. Following an increase in base salary, the principal executive officer will be expected to reach a new investment threshold of not less than 1.5 times his annual base salary within 3 years of the increase.  The functions typically performed by a principal executive officer fall within the ambit of the office of Executive Chairman.  Since December 2011, this office has been shared by Mr. Cabrera and Mr. Friedland.  See “Corporate Governance – Position Descriptions –  Executive Chairman.”  Mr. Friedland has elected not to draw an annual salary from the Company.  He is however, as the Company’s largest shareholder, considered to be in compliance with the policy.  Mr. Cabrera has not met the minimum investment threshold. He will be required to do so by December 2016, being the date that is five years from the date of his appointment as Executive Chairman.

(9)	The 50,000 options granted on April 28, 2011 fully vest on April 28, 2012.

(10)
Messrs. Friedland and Meredith serve on the board of directors of Ivanhoe Mines Ltd. and Ivanhoe Australia Limited.  Each of Messrs. Meredith and Molyneux serve on the board of directors of SouthGobi Resources Ltd.

(11)
Mr. Graham was awarded the 200,000 options in his capacity of interim Chief Technology Officer in recognition of the achievement of certain milestones.  Of the 200,000 options granted on March 8, 2007: 100,000 of the options vested 20% on the date of the grant, 20% vested on each of the four anniversaries thereafter and were fully vested on March 8, 2011; 80,000 of the options vested on September 19, 2007; and, 20,000 of the options vested on October 4, 2007.  All of these options expire on March 8, 2012.

(12)	The Executive Committee did not hold any meetings during 2011.

(13)	Mr. Cabrera was appointed to the Executive Committee and replaced Mr. Friedland as Chair of the Executive Committee effective December 12, 2011.

(14)	Mr. Pirraglia was appointed to the Audit Committee effective December 12, 2011. The Audit Committee held no meetings after December 12, 2011.

(15)
As a result of his appointment as Executive Chairman of the Company effective December 12, 2011, Mr. Cabrera ceased to be an independent director of the Company and as a result, he resigned from the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation and Benefits Committee effective December 12, 2011.  None of these committees held any meetings after December 12, 2011.

Summary of Board and Committee Meetings Held

The following table summarizes the meetings of the board, the Committees and the non-management directors held during the year ended December 31, 2011:

Number of Meetings
Board of Directors	12
Audit Committee	4
Compensation and Benefits Committee	5
Nominating and Corporate Governance Committee	5
Non-Management Directors	2
Executive Committee	0

During 2011, 7 of the 12 meetings of the board were held by teleconference and 9 resolutions were passed in writing by the board.  Resolutions in writing must be executed by all of the directors entitled to vote on a matter.

STATEMENT OF EXECUTIVE COMPENSATION

In accordance with the requirements of applicable securities legislation in Canada, the following executive compensation disclosure is provided in respect of each Named Executive Officer or NEO (as defined herein).

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

—
The purpose of the Company’s compensation program for senior executives is to provide incentives to attract, motivate and retain qualified and experienced executives, to ensure their interests are aligned with shareholders and to provide fair transparent and defensible compensation.

—	The Board, through its Compensation and Benefits Committee (the “Compensation Committee”) is committed to the transparent presentation of its compensation program.

—	The three principal elements that make up the compensation program are: base salary, performance bonus and long term incentives.

—
Salary for senior executives is targeted at the median of the market while overall compensation, inclusive of salary, performance incentive bonus and long term incentives is targeted at the seventy-fifth percentile of the market.

—	Overall incentive compensation is awarded based on both corporate objectives (compliance, financing and growth) and individual performance objectives.

—	Long term incentives are comprised of incentive stock options and restricted share units (“RSUs”).

—
In 2011 Mr. Friedland, Founder and Executive Co-Chairman, voluntarily waived a salary for acting as an executive of the Company and did not participate in the compensation program for executives.  Although Mr. Friedland remains eligible to receive incentive compensation as determined by the Compensation Committee and the Board from time to time, he did not receive any such compensation in 2011.

In 2011, the individuals who served as the Company’s principal executive officer, principal financial officer and the other three most highly compensated executive officers as of the end of 2011 (the “Named Executive Officers” or “NEOs”) were:

NEO	Position Held
Carlos A. Cabrera	Executive Chairman
Robert M. Friedland	Founder and Executive Co-Chairman (formerly Executive Chairman and Chief Executive Officer)
David A. Dyck	President and COO
Gerald D. Schiefelbein	Chief Financial Officer
Michael A. Silverman	Executive Vice President and Chief Technology Officer
Edwin Veith	Executive Vice President, Upstream

Compensation Committee

The Company’s executive compensation program is administered by the Compensation Committee. The Compensation Committee’s responsibilities include the following:

—	reviewing and approving corporate goals and objectives for the principal executive officer’s compensation, evaluating his performance and setting his compensation level;

—	reviewing and making recommendations to the Board with respect to the adequacy and form of compensation and benefits of all executive officers and directors;

—	administering and making recommendations to the Board with respect to the Company’s incentive compensation plans and equity-based plans;

—	reviewing the Company’s compensation program and the specific performance objectives and targets set to establish short term and long term incentive awards;

—
recommending to the Board the principal executive officer’s performance evaluation which takes into consideration the principal executive officer’s annual objectives as established by the Board and input the Committee has received from other Board members with respect to the principal executive officer’s performance; and

—	determining the recipients of, and the nature and size of share compensation awards and bonuses granted from time to time.

All Compensation Committee members are independent directors. The Committee met five times during the year. All meetings of the Committee are documented in the form of meeting minutes. The Committee is made up of the following members, all of whom have experience in dealing with compensation matters:

—
Mr. Howard Balloch has served as the Chair of the Company’s Compensation and Nominating and Corporate Governance Committees since 2004 and 2003 respectively.   Mr. Balloch has also served on the compensation committees of Ivanhoe Mines Ltd. and Methanex Corporation.  He is the Chairman of Canaccord Genuity Asia Limited, a boutique investment banking firm that provides financial advisory services, and chairs its Compensation Committee (management level).  In these various roles, Mr. Balloch has had frequent interaction with professional compensation advisors with matters pertaining to executive and director compensation;

—
Mr. Brian Downey has served as a member of the Compensation Committee since May 2006.  He was the President and Chief Executive Officer of the Credit Union Central of Canada from 1986 to 1995 and the Chief Executive Officer of Lending Solutions, Inc. from November 1995 to January 2002.  During Mr. Downey’s career in the financial services industry, he has had extensive experience with matters pertaining  to senior management compensation; and

—
Mr. Robert Pirraglia has served as a member of the Company’s Compensation Committee since May 2008.  He was appointed as the President of Ensyn Corporation in June 2011 and was the Chief Operating Officer and Vice President of the company from April 2005 to October 2007 and Executive Vice President of the company from October 2007 to June 2011.  Mr. Pirraglia is an engineer and attorney with more than 25 years of experience in project development and has provided executive management and business consulting services to various U.S., Canadian and European companies.  Mr. Pirraglia has been a member of the Management Committee of Envergent Technologies LLC since October 2007 and is also a director of a number of family-owned companies.  In these roles, Mr. Pirraglia has regularly addressed executive and director compensation matters.

In addition, during 2011 until his appointment as an executive of the Company in December, 2011, Mr. Carlos A. Cabrera served on the Compensation Committee.  Mr. Cabrera has experience with compensation matters from his career as a senior corporate executive.

In establishing policies covering base salaries, benefits, annual incentive bonuses and long term incentives, the Compensation Committee takes into consideration the recommendations of management.  The Compensation Committee may seek compensation advice where appropriate from external consultants. When the Compensation Committee considers it necessary or advisable, it may retain, at the Company’s expense, outside consultants or advisors to assist or advise the Committee on any matter within its mandate.  The Committee has the sole authority to retain and terminate any such consultants or advisors.

In the second quarter of 2010 the Compensation Committee engaged the services of the consulting firm Mercer Canada Ltd. (“Mercer”) to undertake a comprehensive review of executive compensation for executive positions and other senior management positions, including the development of a comparator group for the company to help the Company establish its compensation plan components with reference to its peers (the “Mercer Study”). No external consultants were hired during 2011, although the Company does review and participate in certain market studies as to compensation market standards, including the Mercer Total Compensation Survey for Energy Sector published in August of each year setting out reward levels as a general benchmark for industry in Canada (the “Mercer Annual Market Study”).  In 2011 no fees were paid to compensation consultants, apart from nominal fees to participate in market studies, including the Mercer Annual Market Study.

Compensation and Benefits Philosophy and Goals

In determining the nature and quantum of compensation for the Company’s executive officers the Company is seeking to achieve the following objectives, in approximately an equal level of importance:

—	to provide a strong incentive to management to contribute to the achievement of Ivanhoe’s short-term and long-term corporate goals;

—	to ensure that the interests of Ivanhoe’s executive officers and the interests of the Company’s shareholders are aligned;

—	to ensure that Ivanhoe is able to attract, retain and motivate executive officers of the highest caliber in light of the strong competition in the oil and gas industry for qualified personnel;

—
to recognize that the successful implementation of Ivanhoe’s corporate strategy cannot necessarily be measured, at this stage of its development, only with reference to quantitative measurement criteria of corporate or individual performance; and

—	to provide fair, transparent, and defensible compensation.

In addition, the Company strives to follow guiding principles to be cost effective and competitive, to promote internal equity, to represent both value of the job and value of the person, to link compensation decisions to results, and to both be responsive to local factors within a global outlook.

NEOs and directors are not permitted to purchase financial instruments, including, for greater certainty, prepaid variable forward contracts, equity swaps collars, or units of exchange funds, that are designed to hedge or offset a decrease in market value of equity securities granted as compensation or held, directly or indirectly, by the NEO or director in accordance with the Company’s Corporate Disclosure, Confidentiality and Securities Trading Policy.

Recent Developments Related to Executive Compensation

As part of a re-alignment of the Company’s leadership team, effective December 12, 2011, Carlos A. Cabrera was appointed as Executive Chairman and Robert M. Friedland continued in his role as Founder and Executive Co-Chairman, but relinquished his role as Chief Executive Officer.

How the Company Makes Compensation Decisions

The Compensation Committee oversees and sets the general guidelines and principles for the implementation of the Company’s executive compensation policies, assesses the individual performance of the Company’s executive officers and makes recommendations to the Board of Directors.  Based on these recommendations, the Board of Directors makes decisions concerning the nature and scope of the compensation to be paid to the Company’s executive officers. The Compensation Committee bases its recommendations to the Board on Ivanhoe’s compensation philosophy and on individual and corporate performance.

The Compensation Committee annually reviews, and recommends to the Board, the cash compensation, any annual performance bonus, long term incentive grants and overall compensation package for each of the Corporation’s executive officers.

Decisions for base salary adjustments are usually made during the first quarter of the new fiscal year.  In the normal course of business, corporate goals and certain individual goals upon which performance bonuses are, in part, made for a fiscal year are set at the beginning of the fiscal year, and decisions on actual bonuses and incentive awards are reviewed during the first quarter following the end of the fiscal year and awarded as soon as practicable thereafter. Management presents its compensation recommendations for consideration by the Compensation Committee. The Compensation Committee presents its recommendations for overall compensation for base pay, bonuses and incentives to the Board for its approval.

Notwithstanding the adoption of a more formalized approach following the development of the Company’s compensation plan in 2010, based on the Mercer Study, the Compensation Committee and the Board retain a significant level of discretion in making compensation decisions, particularly in determining the satisfaction of broad performance criteria and overall personal performance in determining the percentage of target bonus and long term incentive that is ultimately awarded within the established bonus framework.  The Compensation Committee and Board also retain flexibility in making compensation awards outside of the compensation plan framework where circumstances justify such awards.

In designing and implementing the Company’s compensation policy the Compensation Committee and the Board regularly assess, as part of their respective deliberations, the risks associated with the Company’s policies and practices.  The structure of incentive compensation for executives is designed not to focus on a single metric, which in the Company’s view could be distortive, but instead a combination of both corporate and personal objectives as well as discretion in the ultimate awards, that balance both long term and short term objectives and a subjective view of overall performance.  The policies are designed to preserve cash to the extent practicable, with executives participating in the upside potential of the Company through stock options and RSUs that aim to mirror shareholder returns. Consideration of risk is also directly incorporated into the incentive compensation by including compliance as an important factor in corporate objectives for bonus and long term incentive awards.

Peer Comparator Group

The comparator group for the Company for purpose of developing the compensation program includes oil and gas companies with international operations, oil sands operations and similar market capitalization. The comparator group included Pacific Rubiales Energy Corporation, Black Pearl Resources Inc., Niko Resources Ltd., Connacher Oil & Gas Ltd., Athabasca Oil Sands Corporation, OPTI Canada Inc., Petrobank Energy & Resources Ltd., TransGlobe Energy Corporation, Bankers Petroleum Ltd., Ithaca Energy Inc., Gran Tierra Energy Inc., Calvalley Petroleum Inc., Paramount Resources Ltd., Pan Orient Energy Corporation, Southern Pacific Resources Corporation and Transatlantic Petroleum Ltd.  For compensation decisions in 2010, specific reference was not made to this comparator group but rather benchmarking at the median (for salary) and seventy-fifth percentile (for overall compensation) was done with reference to appropriate data from the Mercer Annual Market Study, adjusted for inflation.

Elements of Total Compensation

The compensation package that the Company provides to its executive officers generally consists of base salary, annual performance bonuses and equity incentives.  The Company’s compensation policy reflects a belief that an element of total compensation for the Company’s executive officers should be “at risk” and in the form of common shares or incentive stock options so as to create a strong link to build shareholder value.  In setting compensation levels, the Compensation Committee takes into account an executive’s past performance, future expectations for performance and also considers both the cumulative compensation being granted to executives as well as internal and external equity amongst the Company’s executives.  At this stage of the Company’s development, the Company also considers the available cash resources of the Company.

The following summarizes the primary purpose of each compensation element and its emphasis:

—	base salary – paid in cash as a fixed amount of compensation for performing the day to day responsibilities of the job;

—	performance bonus – annual award, paid in cash and earned for the achievement of near term critical strategic corporate and project goals; and

—
long term incentive awards – annual equity award, in the form of a combination of stock options and RSUs, granted to align the interests of the executive with longer term Company goals, the creation of shareholder value and the retention of key executives.

Base Salary

The base salaries of the Company’s executive officers are determined at the commencement of employment as an executive officer by the terms of the executive officer’s employment contract.  The base salary is determined by a subjective assessment of each individual’s performance, experience and other factors the Company believes to be relevant, including prevailing industry demand for personnel having comparable skills and performing similar duties, the compensation the individual could reasonably expect to receive from a competitor and the Company’s ability to pay.

Under the Company’s compensation program and onward, salary levels are to be assessed using a pay grade system that is consistent with industry practice.  Each of the Company’s employees, including the Company’s executive officers, is placed in a pay grade based upon his or her position, knowledge, skills, relevant experience and credentials.  Annual salary increases are made based on performance and the relative position within a pay grade.  The Compensation Committee also considers retention risks, succession requirements and compensation changes in the market in determining salary changes. Salary targets for executives are generally targeted at a median salary determined, in 2011, with reference to the relevant ranges set out in the Mercer Annual Market Study.

Cash Performance Bonus

The annual bonus program is intended to align the performance of the Company’s employees with the near term critical goals defined in the annual business plan.  The program calls on the same pay grade system used to establish base salary to be used for determining the bonus targets for each employee.

Under the compensation plan for 2011 and onwards, cash bonuses are awarded to the Company’s executive officers and senior non-executive management based on the performance of the Company, the success in meeting, or exceeding, defined corporate and individual performance targets and the discretionary assessment of the executive’s performance by the Compensation Committee and the Board. For executive officers, potential bonus awards can range from 55% to 75% of base salary multiplied by a weighted achievement factor ranging from 0% to 200%.

Long Term Incentive Plan

Equity based compensation is granted to the Company’s executive officers and management.  This long term incentive portion of salary is meant to retain key employees over the long term and to focus the efforts of those individuals on shareholder return and the longer broader goals of the organization.  To remain competitive within the industry, equity grants in the form of stock options and RSUs are used to enhance the overall total compensation package.

Equity based compensation is determined as a percentage of base pay and may have a combination of stock option grants and RSUs, the combination of which is determined by the pay grade level.  The higher the grade level the higher the weighting towards “at risk” stock option grants.

All outstanding stock options that have been granted under the Company’s Equity Incentive Plan were granted at prices not less than 100% of the fair market value of the Company’s common shares on the dates such options were granted. In addition, the Board of Directors has traditionally taken an approach to vesting that is based on the passage of time and option exercise periods and vesting schedules for options granted to executive officers are determined by the Compensation Committee and the Board of Directors.

During 2011, the Company established a RSU Plan to provide a form of equity compensation that is less dilutive than options as the RSU Plan does not involve any issue of shares from treasury. The RSU Plan is administered by the Board which has the power make decisions about the awarding of RSUs. The awards under the RSU Plan consist of common shares of the Company purchased on the Toronto Stock Exchange through a Trustee.  Generally RSUs vest in thirds on the first, second, and third anniversaries of the date of grant. On the date of vesting, in lieu of common shares, employees may receive a cash amount equal to the fair market value of the common shares then deliverable.  If an employee voluntarily leaves the employment of the Company any unvested RSUs are forfeited by the employee under the terms of the RSU Plan.  In the event of a termination without cause, as defined in the RSU Plan, all unvested RSUs are terminated six months after the date of termination; provided however that in the event such termination without cause occurs within six months following a change of control, all unvested RSUs vest on the earlier of the next vesting date for the applicable RSU award and the effective time of such termination.

While the Compensation Committee and the Board retain flexibility in apportioning long-term incentive compensation as between stock options and RSUs, the targeted allocation for NEOs is generally expected to be in the range of 60% to 80% weighting for stock options and 20% to 40% for RSUs for a given award.

Long term incentive awards granted under the compensation plan are awarded according to performance and the success in meeting or exceeding the annual established corporate and project targets.  For NEOs, potential value of equity grants can range from 160% to 225% of base salary multiplied by a weighted achievement factor ranging from 0% to 200%.

EXECUTIVE COMPENSATION DECISIONS

Salary Compensation

Robert M. Friedland, Founder and Executive Co-Chairman, has voluntarily waived a cash salary from the Company.  Mr. Carlos A. Cabrera, Executive Chairman, was hired in December 2011 and his annual salary was set based on his experience, prevailing industry demand and other factors relevant to the negotiation for his hiring.

In 2011, the base salaries for the other NEOs were increased by 4.2% over the previous year. These increases were determined with reference to externally generated compensation data from the Canadian oil and gas industry upon which the Compensation Committee relied, including the Mercer Annual Market Study.

Short Term and Long Term Incentive Compensation Awards Made in 2011 Relating to 2010 Performance

The following chart sets out the value of bonus (short term incentive) and long term incentive compensation awarded during 2011 relating to 2010 performance for each of the NEOs receiving such compensation in 2011.

	2010 Salary ($)	Target Bonus (% of Salary)	Target Bonus ($)	Target Long Term Incentive (% of Salary)	Target Long Term Incentive ($)	Percentage of Bonus and Long Term Incentive Awarded Based on		Percentage of Target Awarded (between 0% and 200%)	Bonus Awarded ($)	Long Term Incentive Awarded(2) ($)
Name						Corporate Objectives	Personal Objectives
David A. Dyck(1)	353,921	75%	265,440	225%	796,322	100%	0%	70%	197,831	487,557	(3)
Gerald D. Schiefelbein(1)	264,523	55%	145,487	160%	423,236	60%	40%	95%	146,267	367,644	(4)
Michael A. Silverman	283,687	55%	156,027	160%	453,896	60%	40%	95%	148,225	384,942	(5)
Edwin J. Veith	263,627	55%	144,994	160%	421,802	60%	40%	80%	115,995	301,239	(6)

(1)	Amounts paid in Canadian dollars to Messrs. Dyck and Schiefelbein were converted to US currency based on the Bank of Canada monthly average exchange rate during the pay periods.

(2)
The value of the stock options awarded is the estimated fair value on date of grant calculated using the Black-Scholes option pricing model, with the following assumptions: an estimated volatility equal to the historical volatility of the Company’s common shares over a period equal to the expected life of the option, an estimated dividend yield of $nil, a risk free rate of return equal to the rate currently available on federal government zero-coupon bonds with a term equal to the expected life of the option and an expected life approximating the term of the option.  The value of stock options with a Canadian dollar exercise price was converted to US dollars using the Bank of Canada closing exchange rate on date of grant, for example, Cdn$1.00 to US$1.02 on May  24, 2011.

The value of the RSUs awarded is the estimated fair value on date of grant, which is calculated as the number of RSUs awarded multiplied by the weighted average price of the Company’s common shares for the five trading days immediately preceding the date of grant, converted to US dollars using the Bank of Canada closing exchange rate on date of grant.

(3)
Consists of 43,352 RSUs which vest as to one third on each of May 24 of 2012, 2013 and 2014, and options to purchase 239,337 common shares exercisable at Cdn$2.65, expiring on May 24, 2018, and vesting as to 25% on each of May 24 of 2012, 2013, 2014 and 2015.

(4)
Consists of 62,162 RSUs which vest as to one third on each of May 24 of 2012, 2013 and 2014, and options to purchase 128,695 common shares exercisable at Cdn$2.65, expiring on May 24, 2018 and vesting as to 25% on each of May 24 of 2012, 2013, 2014 and 2015.

(5)
Consists of 65,087 RSUs which vest as to one third on each of May 24 of 2012, 2013 and 2014, and options to purchase 134,750 common shares exercisable at Cdn$2.65, expiring on May 24, 2018 and vesting as to 25% on each of May 24 of 2012, 2013, 2014 and 2015.

(6)
Consists of 50,934 RSUs which vest as to one third on each of May 24 of 2012, 2013 and 2014, and options to purchase 105,450 common shares exercisable at Cdn$2.65, expiring on May 24, 2018 and vesting as to 25% on each of May 24 of 2012, 2013, 2014 and 2015.

The following chart sets out the corporate performance objectives that contributed to the determination of NEOs receiving annual incentive compensation in 2011 in respect of 2010 performance.  In determining the weighted achievement factor for incentive compensation as a percentage of targeted incentive compensation in the chart above, corporate objectives were weighted by the Compensation Committee and Board at approximately 60% in the case of Messrs. Schiefelbein, Silverman and Veith with the balance represented by a discretionary assessment of performance objectives for each such executive.  The final percentage of target awarded was subject to a discretionary personal assessment of overall job performance by the Compensation Committee and the Board. Mr. Dyck’s weighted achievement factor was weighted principally on corporate objectives as well as a discretionary assessment of overall job performance.

Corporate Performance Objectives (Awarded in 2011 Based on 2010 Performance)	Performance Results	Weighting
Compliance: absence of environmental, health, safety, legal and regulatory violations	Exceeded: no material violations	20%
Financing: raise sufficient capital to fund operations of the Company for current year	Met: raised sufficient capital to fund operations in current year	50%
Growth: identify and secure new business opportunities beyond existing projects	Not Met: no new projects secured in 2010	30%

The weighted assessment of the corporate performance, based on the items in the table above, was determined by the Board and Compensation Committee as having been 70% achieved.

For 2010 performance, Mr. Dyck was evaluated on the corporate performance criteria together with a discretionary assessment of his job performance, without reference to any individual performance objectives.  The Board awarded Mr. Dyck an overall performance assessment for 2010 of 70% of target.

Mr. Silverman was given personal objectives to effectively run the Feedstock Test Facility, to defend and enhance the HTL intellectual property, and to effectively participate in road shows, capital raising and business development activities. Mr. Silverman was determined to have achieved all significant personal objectives. The Board took particular note of his success in extending the patent protection for the HTL intellectual property. Based on the foregoing and a discretionary assessment as to overall job performance, Mr. Silverman was given an overall performance assessment for 2010 of 95% of target.

Mr. Schiefelbein was given personal objectives to successfully handle accounting, external reporting, tax, Sarbanes-Oxley compliance and securities filing responsibilities.  Mr. Schiefelbein was rated as having achieved all his objectives as well as having successfully relocated the accounting activities and systems from Bakersfield to Calgary.  Based on the foregoing and a discretionary assessment as to overall job performance, Mr. Schiefelbein was given an overall performance assessment for 2010 of 95% of target.

Mr. Veith was given personal objectives to complete delineation drilling for the Tamarack project, complete regulatory filings for Tamarack, as well as to support road shows, capital raising and A&D activities.  Mr. Veith successfully completed the delineation drilling project, however the Tamarack regulatory filing was completed later in 2010 than originally scheduled.  Based on the foregoing and a discretionary assessment to overall job performance, Mr. Veith was given a performance assessment for 2010 of 80% of target.

Short Term and Long Term Incentive Compensation Awards made in 2011 and 2012 Relating to 2011 Performance

The following chart sets out the value of bonus (short term incentive) and long term incentive compensation awarded in respect of 2011 performance for each of the NEOs receiving such compensation in 2011.

	2011 Salary ($)		Target Bonus (% of Salary)	Target Bonus ($)		Target Long Term Incentive (% of Salary)	Target Long Term Incentive ($)	Percentage of Bonus and Long Term Incentive Awarded Based on		Percentage of Target Awarded (between 0% and 200%)	Bonus Awarded ($)		Long Term Incentive Awarded(1) ($)
Name								Corporate Objectives	Personal Objectives
David A. Dyck	426,088	(2)	75%	319,566	(3)	225%	958,698	100%	0%	35%	118,886	(3)	356,658
Gerald D. Schiefelbein	287,567	(2)	55%	158,161	(3)	160%	460,107	60%	40%	61%	95,148	(3)	276,792
Michael A. Silverman	295,056		55%	162,281		160%	472,090	60%	40%	61%	98,991		287,975
Edwin J. Veith	274,176		55%	150,796		160%	438,682	60%	40%	56%	83,692		243,468

(1)
Represents the value of compensation, determined in the first quarter of 2012 with respect to 2011 performance, to be satisfied by a grant of options and/or RSUs to be specified and granted at a later date.

(2)	Amounts paid in Canadian dollars to Messrs. Dyck and Schiefelbein were converted to US currency based on the Bank of Canada monthly average exchange rate during the pay periods.

(3)
The 2011 cash bonuses have not yet been paid, therefore amounts awarded to Messrs. Dyck and Schiefelbein have been converted to US currency for disclosure purposes using the March 5, 2012 Bank of Canada noon exchange rate.

The following chart sets out the corporate performance objectives applicable to NEOs receiving annual incentive compensation in respect of 2011 performance. In determining the weighted achievement factor for incentive compensation as a percentage of targeted incentive compensation in the chart, these corporate objectives were weighted by the Compensation Committee and Board at approximately 60% in the case of Messrs. Schiefelbein, Silverman and Veith with the balance represented an assessment of performance objectives for each such executive as well as a discretionary assessment overall job performance. Mr. Dyck’s weighted achievement factors were weighted principally on corporate objectives.

Corporate Performance Objectives (In Respect of 2011 Performance)	Weighting	Performance	Achievement of Target
Compliance: absence of environmental, health, safety, legal and regulatory violations (based on a target and level of 1 incident and maximum goal of no incidents)	20%	50% - partially met (2 minor incidents)	10%
Financing: raise sufficient capital to fund operation of the Company	50%	50% - partially met (activity financed during the year rather than at beginning of year)	25%
Growth: determined by share price, based on target level of Cdn$4.47	30%	0% - not met	0%
	100%		35%

The weighted assessment of corporate performance based on the items in the table above was determined by the Board and the Compensation Committee to have been 35% achieved.

For 2011 performance, Mr. Dyck was evaluated on the corporate performance criteria of having achieved 35% of target.

Mr. Silverman was rated 100% on having exceeded his personal project objectives in respect of the development and further efficiencies related to the Feedstock Test Facility and to defend and enhance the HTL intellectual property.  Mr. Silverman was accordingly given an overall weighted achievement factor of 61%.

Mr. Schiefelbein was rated 100% upon having exceeded his personal objectives to successfully handle accounting, external reporting, tax, Sarbanes-Oxley compliance, and securities filings and human resources issues including the development of the RSU plan. Mr. Schiefelbein was accordingly given an overall weighted achievement factor of 61%.

Mr. Veith was rated 86% on achievement of his personal objectives largely related to the further development of the Tamarack project, as well as his contributions to corporate finance activities of the Company. Mr. Veith was accordingly given an overall weighted achievement factor of 56%.

In connection with the management restructuring in December 2011, Mr. Dyck was granted an extraordinary grant of options to purchase 250,000 common shares exercisable at Cdn$0.92, expiring on December 16, 2018 and vesting as to 25% on each of December 16 of 2012, 2013, 2014 and 2015.  In connection with his hiring in December, 2011 Mr. Cabrera was awarded stock options to purchase 650,000 common shares exercisable at Cdn$0.92, expiring on December 16, 2018 and vesting as to 25% on each of May 24 of 2012, 2013, 2014 and 2015.

Other Compensation

In 2011, Mr. Dyck received an annual retirement allowance benefit of $21,123 and Company paid parking of $5,326.

Employees of Ivanhoe Energy Holdings Inc. may participate in Ivanhoe’s 401(k), a defined contribution plan that includes Employee and Company contributions.  See also “Pension Plan” below.  In 2011, the Company paid Mr. Silverman $22,000 for the purpose of contributing to his 401(k) retirement plan.  In 2011, Mr. Veith was paid $20,400 for the purpose of contributing to his 401(k) retirement plan as well as $66,328 as an expatriate housing allowance.

All NEOs participate in insurance plans offered to all employees, including group life insurance, accidental death and dismemberment, Business Travel Accidental coverage and Supplemental Business Travel Medical coverage calendar year.

In the first quarter of  2012, the Compensation Committee and the Board determined the quantum of long-term incentive compensation relating to 2011 compensation for certain executive officers, to be awarded in the future by the grant of  combination of stock options and RSUs.  As these awards have not yet been granted, the quantum of these awards is included in “All Other Compensation” in the Summary Compensation table below.  See also “Short Term and Long Term Incentive Compensation Awards made in 2011 and 2012 relating to 2011 Performance” above.

Performance Graph

The following graph shows the change in a Cdn$100 investment in Ivanhoe common shares over the past five years, compared to the S&P/TSX Composite Index, the S&P/TSX Oil & Gas Exploration & Production and the S&P/TSX Energy Sector Index as at December 30, 2011. The Company’s common shares were part of the S&P/TSX Composite Index from March 22, 2010 until December 9, 2011.

The trend in overall compensation paid to the Company’s executive officers over the past five years has not specifically tracked the performance of the market price of the Company’s common shares, or the S&P/TSX Composite Index, particularly since 2007.  Overall compensation for NEOs increased during the period.

Option-Based Awards

Please see the section “Incentive Compensation” in the Compensation Discussion and Analysis for a discussion of the Company’s approach to option-based awards.

In 2011, the Company issued option-based awards under its Equity Incentive Plan to executive officers as described under the heading “2011 Executive Compensation Decisions.”

SUMMARY COMPENSATION TABLE

The following table sets forth all compensation earned by the individuals who served as the Company’s NEOs. The Company’s NEOs may change from year to year due to fluctuations in our executive officers’ annual compensation.

Name and Principal Position	Year		Salary(1) ($)	Share-Based Awards(2) ($)	Option-Based Awards(3) ($)		Non-Equity Incentive Plan Compensation Annual Incentive Awards(4) ($)	Pension Value ($)	All Other Compensation ($)		Total Compensation ($)
Carlos A. Cabrera	2011	(5)	27,237	--	421,316	(6)	--	--	99,870	(6)	548,423
Executive Chairman	2010		--	--	408,504	(6)	--	--	53,667	(6)	462,171
	2009		--	--	--		--	--	--		--
Robert M. Friedland	2011	(7)	--	--	--		--	--	--		--
Founder and Executive Co–Chairman	2010		--	--	1,497,797		--	--	--		1,497,797
	2009		--	--	--		--	--	--		--
David A. Dyck	2011		426,088	--	126,920		118,886	--	383,107	(8)(9)	1,055,001
President & COO	2010		353,921	117,697	669,419	(10)	197,831	--	24,917		1,363,785
	2009	(11)	82,842	--	982,223		42,424	--	5,463		1,112,952
Gerald D. Schiefelbein	2011		287,567	--	--		95,148	--	276,792	(9)	659,507
CFO	2010		264,523	168,765	393,593	(12)	146,267	--	--		973,148
	2009	(13)	61,750	--	392,889		29,874	--	--		484,513
Michael A. Silverman	2011		295,056	--	--		98,991	22,000	292,175	(9)	708,222
Executive VP, Technology & CTO	2010		283,687	176,706	402,950	(14)	148,225	22,000	--		1,033,568
	2009		272,250	--	228,623		134,942	22,000	--		657,815
Edwin J. Veith	2011		274,176	--	--		83,692	20,400	315,122	(9)(15)	693,390
Executive VP, Upstream	2010		263,627	138,282	357,671	(16)	115,995	22,000	122,715	(17)	1,020,290
	2009		253,000	--	228,623		128,936	21,083	--		631,642

(1)	Amounts paid in Canadian dollars to Messrs. Dyck and Schiefelbein were converted to US currency based on the Bank of Canada monthly average closing exchange rate during the pay periods.

(2)
The value of the RSUs awarded is the estimated fair value on date of grant, which is calculated as the number of RSUs awarded multiplied by the weighted average price of the Company’s common shares for the five trading days immediately preceding the date of grant, converted to US dollars using the Bank of Canada exchange rate on date of grant.  Share-based awards in the form of RSUs in respect of 2010 compensation (awarded in May 2011) were not previously disclosed as they were not finalized by the filing date of our 2010 10K report.

(3)
The value of the stock options awarded is the estimated fair value on date of grant calculated using the Black-Scholes option pricing model, with the following assumptions: an estimated volatility equal to the historical volatility of the Company’s common shares over a period equal to the expected life of the option, an estimated dividend yield of $nil, a risk free rate of return equal to the rate currently available on federal government zero-coupon bonds with a term equal to the expected life of the option and an expected life approximating the term of the option.  The value of stock options with a Canadian dollar exercise price was converted to US dollars using the Bank of Canada closing exchange rate on date of grant. Stock options awarded in May 2011,  in respect of 2010 compensation, were not previously disclosed as they were not finalized by the filing date of our 2010 10K report.

(4)
Cash bonuses were paid in 2011 and 2010 in connection with the NEOs performance in the prior year. The 2010 bonuses, awarded in 2011, were not previously disclosed as the amounts had not yet been finalized by the filing date of our 2010 10K report.  Cash bonuses paid to Messrs. Dyck and Schiefelbein were converted to US currency based on the Bank of Canada monthly average closing exchange rate during the pay period.

The 2011 cash bonuses have not yet been paid; any cash bonuses awarded in respect of 2011 performance have been accrued with the expectation that they will be dispensed to the recipient of the award during 2012, either incrementally or in a lump sum, at the Company’s discretion.  Amounts awarded to Messrs. Dyck and Schiefelbein have been converted to US currency for disclosure purposes using the March 5, 2012 Bank of Canada noon exchange rate.

(5)	Mr. Cabrera was appointed as Executive Chairman, effective December 12, 2011, and was employed for approximately one half month in 2011.

(6)
Mr. Cabrera is also a director of the Company. Pursuant to the Company’s policies regarding management directors, Mr. Cabrera did not receive compensation from the Company for acting as a director subsequent to his appointment as Executive Chairman.  Prior to his appointment, Mr. Cabrera earned $91,323 in option-based awards and $99,870 in fees for his service as a director in 2011.  In 2010, Mr. Cabrera earned $408,504 in option-based awards and $53,667 in fees for his service as a director.

(7)
Mr. Friedland relinquished his role as Chief Executive Officer of the Company, effective December 12, 2011, but continues to serve as Founder and Executive Co-Chairman. Mr. Friedland is also a director of the Company.  Pursuant to the Company’s policies regarding management directors, Mr. Friedland does not receive compensation from the Company for acting as a director.

(8)
Mr. Dyck received an annual retirement allowance of $21,123, which was paid in Canadian dollars and converted to US currency using the Bank of Canada monthly average closing exchange rate during the pay periods.

(9)
Includes the estimated value of compensation to be satisfied by a grant of stock options and/or RSUs, to be specified and granted at a later date, as follows: Mr. Dyck $356,658, Mr. Schiefelbein $276,792, Mr. Silverman $287,975 and Mr. Veith $243,468.  Such options and/or RSUs may have a materially different value depending upon the date of award and option pricing model used for valuation purposes.

(10)	Includes $369,860 of option-based awards granted to Mr. Dyck in 2011, in connection with his performance in 2010, and $299,559 of previously disclosed option-based awards granted in 2010.

(11)	Mr. Dyck joined the Company effective October 21, 2009, and was employed for approximately two months during 2009.

(12)	Includes $198,879 of option-based awards granted to Mr. Schiefelbein in 2011, in connection with his performance in 2010, and $194,714 of previously disclosed option-based awards granted in 2010.

(13)	Mr. Schiefelbein joined the Company effective October 1, 2009, and was employed for three months during 2009.

(14)	Includes $208,236 of option-based awards granted to Mr. Silverman in 2011, in connection with his performance in 2010, and $194,714 of option-based awards granted in 2010.

(15)
Mr. Veith received $66,328 as an expatriate housing allowance.  The amount of income taxes payable by Ivanhoe in connection with Mr. Veith’s 2011 compensation was not finalized by the filing date of the 2011 10K report.

(16)	Includes $162,957 of option-based awards granted to Mr. Veith in 2011, in connection with his performance in 2010, and $194,714 of previously disclosed option-based awards granted in 2010.

(17)
Mr. Veith was paid $28,570 as an expatriate housing allowance upon his relocation to Canada in July 2010.  The Company paid $90,800 on behalf of Mr. Veith for the difference between the income taxes that he was required to pay in Canada, on account of amounts paid to him by the Company in 2010, and the income taxes that Mr. Veith would otherwise have been required to pay had he remained in the US.

INCENTIVE PLAN AWARDS

To value stock options awarded to the Company’s NEOs, we used the Black-Scholes option pricing model. The actual value realized on exercises may be higher or lower depending on the common share price at the time of exercise.

Outstanding option-based awards at December 31, 2011
	Option Awards				Share-Based Awards
Name	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Total Value of Unexercised Options(1) (US$)	Number of RSUs That Have Not Vested (#)	Market Value of RSUs That Have Not Vested (US$)(2)
Carlos A. Cabrera	650,000	Cdn$0.92	Dec 16, 2018	127,829	--	--
	50,000	Cdn$2.65	Apr 28, 2018	--	--	--
	200,000	Cdn$2.00	Jul 28, 2017	--	--	--
	100,000	Cdn$2.63	May 18, 2017	--	--	--
Robert M. Friedland	1,000,000	Cdn$2.28	Oct 28, 2017	--	--	--
	2,500,000	Cdn$1.61	Mar 5, 2013	--	--	--
David A. Dyck	250,000	Cdn$0.92	Dec 16, 2018	49,165	43,352	47,743
	239,337	Cdn$2.65	May 24, 2018	--	--	--
	200,000	Cdn$2.28	Oct 28, 2017	--	--	--
	500,000	Cdn$2.51	Oct 15, 2016	--	--	--
Gerald D. Schiefelbein	128,695	Cdn$2.65	May 24, 2018	--	62,162	68,459
	130,000	Cdn$2.28	Oct 28, 2017	--	--	--
	200,000	Cdn$2.51	Oct 1, 2016	--	--	--
Michael A. Silverman	134,750	Cdn$2.65	May 24, 2018	--	65,087	71,680
	130,000	Cdn$2.28	Oct 28, 2017	--	--	--
	150,000	Cdn$2.22	Sept 17, 2014	--	--	--
	54,000	US$1.92	Oct 4, 2012	--	--	--
	30,000	US$1.92	Sept 19, 2012	--	--	--
	20,000	US$2.06	May 28, 2012	--	--	--
Edwin J. Veith	105,450	Cdn$2.65	May 24, 2018	--	50,934	56,093
	130,000	Cdn$2.28	Oct 28, 2017	--	--	--
	150,000	Cdn$2.22	Sept 17, 2014	--	--	--
	158,000	US$1.92	Oct 4, 2012	--	--	--

(1)
Calculated as the difference between the December 30, 2011, closing market price of the Company’s common shares and the exercise price of the options, multiplied by the number of unexercised options. The value of options with a US dollar exercise price is calculated using the NASDAQ closing price of $1.12 per common share.  The value of options with a Canadian dollar exercise price is calculated using the TSX closing price of Cdn$1.12 per common share and converted to US dollars using the December 30, 2011, Bank of Canada closing rate. Where the exercise price exceeds the market value per common share, the value is zero.

(2)
Calculated as the December 30, 2011, closing market price of the Company’s common shares multiplied by the number of unexercised RSUs and converted to US dollars using the December 30, 2011, Bank of Canada closing rate.

Incentive plan awards – value vested in 2011
Name	Option-Based Awards Value Vested During the Year(1) (US$)	Share-Based Awards Value Vested During the Year(2) (US$)
Carlos A. Cabrera	--	--
Robert M. Friedland	899,413	--
David A. Dyck	--	--
Gerald D. Schiefelbein	--	--
Michael A. Silverman	42,552	--
Edwin J. Veith	111,485	--

(1)
Calculated as the difference between the closing market price of the Company’s common shares on the vesting date and the exercise price of the options, multiplied by the number of options vesting in the current year. The value of options with a Canadian dollar exercise price were converted to US dollars using the Bank of Canada closing rate on the vesting date. Where the exercise price exceeds the market price per common share, the value is zero.

PENSION PLAN

Employees of Ivanhoe Energy Holdings Inc. (the “Employees”) may participate in Ivanhoe’s 401(k) (the “Plan”).  The Plan is a defined contribution plan that includes Employee and Company contributions.  Employees may contribute up to the maximum amount established by the Internal Revenue Code and the Company may elect to make annual discretionary matching and profit sharing contributions. Employee contributions vest immediately and Company contributions vest after two years of service.  Investment decisions are made by the Employee from a variety of investment options.

The following table represents the value of accumulated pension assets within the Plan for Messrs. Veith and Silverman.  There were no above-market or preferential earnings provisions.

Name	Accumulated Value at January 1, 2011 ($)	Compensatory(1) ($)	Non- compensatory(2) ($)	Accumulated Value at December 31, 2011 ($)
Edwin J. Veith	354,792	(31,058)	(44,436)	279,298
Michael A. Silverman	152,970	15,935	18,264	187,169

(1)	Represents employer contributions, distributions and earnings.

(2)	Represents employee contributions, distributions and earnings.

TERMINATION AND CHANGE OF CONTROL BENEFITS

The Company has written contracts of employment with Messrs. Cabrera, Dyck, Schiefelbein and Silverman.  In the case of termination for cause or voluntary resignation, the employment contracts do not result in incremental payments, payables or benefits, and therefore have been excluded from the following discussion. Perquisites and other personal benefits totaling less than $50,000 have also been omitted.

Estimated incremental payments are based on the individual’s annual salary as at December 31, 2011.  Any amounts payable in Canadian dollars have been translated to US dollars using the December 30, 2011, Bank of Canada closing rate. Unexercised stock options were valued using the December 30, 2011, closing market price of the Company’s common shares and stock options with a Canadian dollar exercise price were converted to US dollars using the December 30, 2011, Bank of Canada closing rate.

Carlos A. Cabrera

Mr. Cabrera’s employment contract provides that:

(a)
in the case of termination without cause or termination upon disability, the Company must pay twelve months wages in a lump sum, cause all of the unvested stock options that would vest in the succeeding twelve months to vest immediately and generally remain exercisable for six months;

(b)
in the case of termination of the employment contract by the Company within twelve months of a change of control, the Company must pay a lump sum equal to two times the sum of i) Mr. Cabrera’s current salary, and ii) the average of the two highest value aggregate annual performance bonuses paid to Mr. Cabrera by the Company during the two completed fiscal years of the Company in which Mr. Cabrera was employed by the Company that preceded the date of such termination.  All stock options will vest immediately and generally remain exercisable for six months;

(c)
Mr. Cabrera is bound by a non-competition clause effective until the later of twelve months after the termination of active employment or the date he no longer receives compensation of any kind under the employment contract;

(d)	Mr. Cabrera is bound by a non-solicitation clause effective for twelve months after the termination of active employment; and

(e)	Mr. Cabrera is bound by a confidentiality clause that is effective for three years after the termination of active employment.

The estimated incremental payments to Mr. Cabrera in the above scenarios are (a) a lump sum of US$550,000 and accelerated vesting of stock options valued at US$31,957; and (b) a lump sum of US$1,100,000 and accelerated vesting of stock options valued at US$127,829.

David A. Dyck

Mr. Dyck’s employment contract provides that:

(a)
in the case of termination without cause or termination upon disability, the Company must pay twelve months wages in a lump sum, cause all of the unvested stock options that would vest in the succeeding twelve months to vest immediately and generally remain exercisable for six months;

(b)
in the case of termination of the employment contract by the Company within twelve months of a change of control, the Company must pay twelve months wages in a lump sum and cause all stock options to vest immediately and generally remain exercisable for six months; and

(c)	Mr. Dyck is bound by a confidentiality clause that is effective for three years after the termination of active employment.

The estimated incremental payments to Mr. Dyck in the above scenarios are (a) a lump sum of US$442,485 and accelerated vesting of stock options valued at US$12,291; and (b) a lump sum of US$442,485 and accelerated vesting of stock options valued at US$49,165.

Gerald D. Schiefelbein

Mr. Schiefelbein’s employment contract provides that:

(a)
in the case of termination without cause or termination upon disability, the Company must pay twelve months wages in a lump sum, cause all of the unvested stock options that would vest in the succeeding twelve months to vest immediately and generally remain exercisable for six months;

(b)
in the case of termination of the employment contract by the Company within twelve months of a change of control, the Company must pay twelve months wages in a lump sum and cause all of the unvested stock options to vest immediately and remain generally exercisable for six months;

(c)
Mr. Schiefelbein is bound by a non-competition clause effective until the later of twelve months after the termination of active employment or the date he no longer receives compensation of any kind under the employment contract;

(d)	Mr. Schiefelbein is bound by a non-solicitation clause effective for twelve months after the termination of active employment; and

(e)	Mr. Schiefelbein is bound by a confidentiality clause that is effective for three years after the termination of active employment.

The estimated incremental payments to Mr. Schiefelbein in the above scenarios are (a) a lump sum of US$281,325 and accelerated vesting of stock options valued at US$nil; and (b) a lump sum of US$281,325 and accelerated vesting of stock options valued at US$nil.

Michael A. Silverman

Mr. Silverman’s employment contract provides that:

(a)
in the case of termination without cause: (i) during the fourth or fifth year of employment, the Company must pay six months wages in a lump sum, and (ii) beyond the fifth anniversary of employment, the Company must pay three months wages in a lump sum, and in both cases the Company must cause all of the unvested stock options that would vest in the succeeding twelve months to vest immediately and generally remain exercisable for six months;

(b)
in the case of termination of the employment contract by the Company within twelve months of a change of control, the Company must pay twelve months wages in a lump sum and cause all of the unvested stock options to vest immediately and remain generally exercisable for six months;

(c)
Mr. Silverman is bound by a non-competition clause effective until the later of six months after the termination of active employment or the date he no longer receives compensation of any kind under the employment contract;

(d)	Mr. Silverman is bound by a non-solicitation clause effective for twelve months after the termination of active employment; and

(e)	Mr. Silverman is bound by a confidentiality clause that is effective for three years after the termination of active employment.

The estimated incremental payments to Mr. Silverman in the above scenarios are (a) a lump sum of (i) US$147,528 or (ii) US$73,764, and accelerated vesting of stock options valued at US$nil; and (b) a lump sum of US$295,056 and accelerated vesting of stock options valued at US$nil.

RSU Plan

If a NEO is terminated without cause within six months of a change of control, all of his unvested RSUs shall vest on the earlier of the original vesting date or upon termination.

Name	Value of RSUs Upon Change of Control ($)(1)
Carlos A. Cabrera	--
Robert M. Friedland	--
David A. Dyck	47,743
Gerald D. Schiefelbein	68,459
Michael A. Silverman	71,680
Edwin J. Veith	56,093

(1)
Calculated as the December 30, 2011, closing market price of the Company’s common shares multiplied by the number of unexercised RSUs and converted to US dollars using the December 30, 2011, Bank of Canada closing exchange rate.

DIRECTOR COMPENSATION

Each non-management director other than Mr. Abboud, the Independent Lead Director, receives US$40,000 per annum for acting as a director of the Company.  Mr. Abboud, Independent Lead Director, receives US$80,000 per annum.

Mr. Cabrera, as Chairman and Lead Director of the Company’s wholly owned subsidiaries, Ivanhoe Energy Latin America Inc. and Ivanhoe Energy Ecuador Inc., received US$80,000 per annum, prior to his appointment as Executive Chairman of the Company.  Pursuant to the Company’s policies regarding management directors, Mr. Cabrera will not receive compensation from the Company for acting as a director subsequent to his appointment on December 12, 2011 as Executive Chairman.

Mr. Balloch receives an additional $5,000 each for his duties as Chairman of the Nominating and Corporate Governance and Compensation and Benefits Committees.  Mr. Downey receives an additional $10,000 for his duties as Chairman of the Audit Committee. In addition, directors receive $1,000 for each board meeting and committee meeting attended in person or by conference telephone.

NON-MANAGEMENT DIRECTOR COMPENSATION TABLE

The following compensation was earned by non-management directors in 2011.

Name	Fees Earned ($)	Option-Based Awards(1) (US$)	Total ($)
A. Robert Abboud	102,000	91,323	193,323
Howard R. Balloch	74,000	142,091	216,091
Brian F. Downey	78,000	91,323	169,323
Robert G. Graham	53,000	91,323	144,323
Peter G. Meredith	51,000	91,323	142,323
Alexander A. Molyneux	49,000	91,323	140,323
Robert A. Pirraglia	63,000	91,323	154,323

(1)
Estimated fair value of stock options on date of grant calculated using the Black-Scholes option pricing model. Key assumptions are outlined in Note 17 to the Financial Statements. The value of stock options with a Canadian dollar exercise price was converted to US dollars using the Bank of Canada exchange rate on date of grant.

Outstanding option-based awards at December 31, 2011
Name	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Total Value of Unexercised in-the-Money Options(1) (US$)
A. Robert Abboud	50,000	Cdn$2.65	Apr 28, 2018	--
	50,000	Cdn$3.26	Apr 29, 2017	--
	50,000	US$2.69	May 29, 2013	--
Howard R. Balloch	100,000	Cdn$0.92	Dec 16, 2018	19,666
	50,000	Cdn$2.65	Apr 28, 2018	--
	50,000	Cdn$3.26	Apr 29, 2017	--
	50,000	Cdn$1.51	Apr 29, 2016	--
	50,000	Cdn$2.66	May 29, 2013	--
	50,000	Cdn$2.30	May 3, 2012	--
Brian F. Downey	50,000	Cdn$2.65	Apr 28, 2018	--
	50,000	Cdn$3.26	Apr 29, 2017	--
	50,000	Cdn$1.51	Apr 29, 2016	--
Robert G. Graham	50,000	Cdn$2.65	Apr 28, 2018	--
	50,000	Cdn$3.26	Apr 29, 2017	--
	50,000	Cdn$1.51	Apr 29, 2016	--
	50,000	Cdn$2.66	May 29, 2013	--
	200,000	Cdn$2.29	Mar 8, 2012	--
Peter G. Meredith	50,000	Cdn$2.65	Apr 28, 2018	--
	50,000	Cdn$3.26	Apr 29, 2017	--
	50,000	Cdn$1.51	Apr 29, 2016	--
	50,000	Cdn$2.66	May 29, 2013	--
	100,000	Cdn$1.68	Mar 11, 2013	--
	150,000	Cdn$1.52	Dec 19, 2012	--
Alexander A. Molyneux	50,000	Cdn$2.65	Apr 28, 2018	--
	100,000	Cdn$2.63	May 18, 2017	--
	80,000	Cdn$2.22	Sep 17, 2014	--
Robert A. Pirraglia	50,000	Cdn$2.65	Apr 28, 2018	--
	50,000	Cdn$3.26	Apr 29, 2017	--
	50,000	Cdn$1.51	Apr 29, 2016	--
	50,000	US$2.69	May 29, 2013	--
	50,000	US$2.06	May 3, 2012	--

(1)
Calculated as the difference between the December 30, 2011, closing market price of the Company’s common shares and the exercise price of the options, multiplied by the number of unexercised options. The value of options with a US dollar exercise price is calculated using the NASDAQ closing price of $1.12 per common share.  The value of options with a Canadian dollar exercise price is calculated using the TSX closing price of Cdn$1.12 per common share and converted to US dollars using the December 30, 2011, Bank of Canada closing rate. Where the exercise price exceeds the market value per common share, the value is zero.

Incentive plan awards – value vested in 2011
Name	Option-Based Awards Value Vested During the Year(1) (US$)
A. Robert Abboud	--
Howard R. Balloch	--
Brian F. Downey	--
Robert G. Graham	18,735
Peter G. Meredith	28,628
Alexander A. Molyneux	--
Robert A. Pirraglia	--

(1)
Calculated as the difference between the closing market price of the Company’s common shares on the vesting date and the exercise price of the options, multiplied by the number of options vesting in the current year. The value of options with a Canadian dollar exercise price were converted to US dollars using the Bank of Canada closing rate on the vesting date. Where the exercise price exceeds the market price per common share, the value is zero.

EQUITY COMPENSATION PLAN INFORMATION

All of the incentive stock options and equity compensation awards the Company granted in 2011 were made under the Company’s Employees’ and Directors’ Equity Incentive Plan (the “Equity Incentive Plan”).  The Equity Incentive Plan is the only equity compensation plan the Company has in effect involving the potential issuance of securities from treasury and is intended to further align the interests of the Company’s directors and management with the Company’s long-term performance and the long-term interests of the Company’s shareholders. The Company’s shareholders have approved the Equity Incentive Plan and all amendments thereto.  The following information is as at March 5, 2012:

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (Cdn$)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by Security holders	15,240,377	$2.13	6,911,031
Equity compensation plans not approved by Security holders((1)	20,000	$2.15	-
Total	15,260,377	$2.13	6,911,031

(1)	In April 2008, 20,000 stock options were granted as employment inducements and therefore were not granted under the Company’s stock option plan.

Summary of the Company’s Equity Incentive Plan

Overview

The Equity Incentive Plan has three components: an Option Plan, which provides for the grant to eligible participants of incentive stock options exercisable to purchase common shares of the Company, a Bonus Plan, which provides for awards of fully paid common shares to eligible participants as and when determined to be warranted on the basis of past performance, and a Purchase Plan, under which eligible participants have the opportunity to purchase common shares through payroll deductions which are supplemented by additional contributions by the Company.

The eligible participants in the Equity Incentive Plan include directors of the Company or any affiliate, and any full time and part time employees (including officers) of the Company or any affiliate thereof that the board of directors determines to be employees eligible for participation in the Equity Incentive Plan.  Furthermore, persons or companies engaged by the Company or any entity the Company controls to provide management or consulting services are eligible for participation in the Equity Incentive Plan as the Company’s board of directors determines.

The Equity Incentive Plan is, by its terms, to be administered by the Company’s board of directors. However, the board of directors has delegated to its Compensation and Benefits Committee, to the extent permitted by law, responsibility for administering the Equity Incentive Plan.

Option Plan

Option Grants

The Option Plan authorizes the board of directors to grant options to purchase common shares.  The number of common shares, the exercise price per common share, the vesting period and any other terms and conditions of options granted pursuant to the Option Plan, from time to time are determined by the board of directors at the time of the grant, subject to the defined parameters of the Option Plan.

Exercise Price

The exercise price of any option granted under the Option Plan cannot be less than the weighted average price of the common shares on the principal stock exchange on which the common shares trade for the five days on which common shares were traded immediately preceding the date of grant.

Exercise Period and Vesting

Options are exercisable for a period of time determined by the board of directors not exceeding ten years from the date the option is granted. Options may be earlier terminated in the event of death or termination of employment or appointment. Vesting of options is determined by the board of directors. Failing a specific vesting determination by the board of directors, options automatically become exercisable incrementally over a period of three years from the date of grant, as to one-third of the total number of shares under option in each such year.  The right to exercise an option may be accelerated in the event a takeover bid in respect of the common shares is made.

Cashless Exercise

Optionees have the right to exercise an option on a “cashless” basis by electing to relinquish the right to exercise the option and receive, in lieu thereof, a number of fully paid common shares. The number of common shares issuable pursuant to any such cashless exercise is equal to the quotient obtained by dividing the difference between the aggregate fair market value and the aggregate option price of all common shares subject to the option by the fair market value of one (1) common share.

Financial Assistance

The board of directors may, in its discretion but subject to applicable law, authorize the Company to make loans to employees to assist them in exercising options.  The terms of any such loans include security, in favour of the Company, in the common shares issued upon exercise of the options, which security may be granted on a non-recourse basis.  No such loans are currently outstanding.

Termination or Death

If an optionee dies while employed by the Company, any option held by him will be exercisable for a period of six months or prior to the expiration of the options (whichever is sooner) by the person to whom the rights of the optionee shall pass by will or applicable laws of descent and distribution.  If an optionee is terminated for cause, no option will be exercisable unless the board of directors determines otherwise.  If an optionee is terminated for any reason other than cause then the options will be exercisable for a period of up to six months thereafter, but in no event less than 30 days, subject to the prior expiration of the options.

Blackout Period

If the expiry date of any option should be determined to occur either during a blackout period or within ten business days following the expiry of the blackout period, the expiry date of such option shall be deemed to be the date that is the tenth business day following the expiry of the blackout period.

Bonus Plan

The Bonus Plan permits the board of directors to authorize the issuance, from time to time, of common shares to employees, directors, officers and service providers of the Company and its affiliates. The criteria for determining if and when such awards should be made and the quantum of such awards is within the discretion of the board of directors. The Bonus Plan currently provides for the issuance of a maximum of 3,400,000 common shares in respect of bonus awards.  Common shares allocated to the Bonus Plan may be reallocated for issuance under the Option Plan or Purchase Plan and are then no longer available for issuance under the Bonus Plan.  Less than 0.5% of the Company’s issued and outstanding common shares are available for issuance under the Bonus Plan.

Purchase Plan

Participation Criteria

Participants in the Purchase Plan must be full-time employees of the Company or its affiliates who have completed at least one year (or less, at the discretion of the board of directors) of continuous service and who elect to participate.

Contribution Limits

Eligible employees, as determined by the board, on the recommendation of the Compensation and Benefits Committee, may elect to contribute an amount not to exceed ten per cent (10%) of their annual basic salary to the Share Purchase Plan in semi-monthly instalments.  The Company makes a contribution of up to one hundred per cent (100%) of the employee’s contribution on a quarterly basis.

Number of Shares

Each participant receives, at the end of each calendar quarter during which he or she participates in the Purchase Plan, a number of common shares equal to the quotient obtained by dividing the aggregate amount of all contributions to the Purchase Plan by the participant, and by the Company on the participant’s behalf, during the preceding quarter by the weighted average trading price of the common shares on the principal stock exchange on which the common shares trade during the quarter.

Termination of Employment

If the participant’s employment with the Company is terminated for any reason, any portion of the participant’s contribution then held in trust for a participant pending a quarterly purchase of common shares is returned to him or her or to his or her estate.

To date, the board of directors has not made the Purchase Plan available for participation by its employees.

Transferability

Benefits, rights and options under the Equity Incentive Plan are non-transferable and, during the lifetime of a participant, may only be exercised by such participant.

Amendment Procedure

The Equity Incentive Plan provides that the board of directors has the authority and discretion to amend the Equity Incentive Plan and awards granted thereunder in respect of any matter without shareholder approval, these include changes of a clerical or grammatical nature, changes regarding the persons eligible to participate in the Equity Incentive Plan, changes to the exercise price, vesting, term and termination provisions of Options, changes to the share appreciation right provisions, changes to the share bonus plan provisions (other than the maximum number of Shares issuable under the Bonus Plan, changes to the authority and role of the Compensation and Benefits Committee under the Equity Incentive Plan, changes to the acceleration and vesting of Options in the event of a takeover bid, and any other matter relating to the Equity Incentive Plan and the Options and awards granted thereunder, provided however that:

(a)	such amendment, suspension or termination is in accordance with applicable laws and the rules of any stock exchange on which the Shares are listed;

(b)
no amendment to the Equity Incentive Plan or to an Option granted hereunder will have the effect of impairing, derogating from or otherwise adversely affecting the terms of an Option which is outstanding at the time of such amendment without the written consent of the holder of such Option;

(c)	the expiry date of an Option Period in respect of an Option shall not be more than ten years from the date of grant of an Option except as expressly provided in the Equity Incentive Plan;

(d)	the Directors shall obtain shareholder approval of:

(i)	any amendment to the aggregate maximum number of Shares available for issuance under the Bonus Plan;

(ii)	any amendment to the aggregate percentage of Shares reserved for issuance under the Equity Incentive Plan;

(iii)
any amendment to the limitation on Shares that may be reserved for issuance, or issued, to Insiders or any amendment that would reduce the exercise price of an outstanding Option of an Insider (other than as expressly provided for under the Equity Incentive Plan);

(iv)
any amendment that would extend the expiry date of the Option Period in respect of any Option granted under the Equity Incentive Plan to an Insider except if the expiry date occurs during a blackout period; and

(v)	any amendment to the amending provision set out in the Equity Incentive Plan.

If the Equity Incentive Plan is terminated, the provisions of the Equity Incentive Plan and any administrative guidelines and other rules and regulations adopted by the board and in force on the date of termination will continue in effect as long as any Option or any rights pursuant thereto remain outstanding and, notwithstanding the termination of the Equity Incentive Plan, the board shall remain able to make such amendments to the Equity Incentive Plan or the Options as they would have been entitled to make if the Equity Incentive Plan were still in effect.

Share Issuance Limits

The aggregate number of common shares that may be subject to issuance under the Equity Incentive Plan (together with any other securities – based on compensation arrangements of the Company in effect from time to time) may not exceed 7% of the Company’s outstanding common shares from time to time. The Equity Incentive Plan is a “rolling plan” and, accordingly in accordance with the rules of the TSX, Options that have been cancelled, have expired or have been exercised will be available to be regranted under the Equity Incentive Plan and, accordingly will not reduce the aggregate number of shares that may be subject to issuance under the Equity Incentive Plan.

Securities Issued and Unissued under the Equity Incentive Plan

There are 344,139,428 common shares of the Company issued and outstanding as at March 5, 2012. Since the inception of the Equity Incentive Plan, the 24,089,759 common shares authorized for issuance under the Equity Incentive Plan have been issued or reserved for issuance as follows:

	Number of Common Shares	% of Issued and Outstanding Common Shares(3)
Common shares previously issued upon exercise of options under Option Plan	13,043,028	3.79%
Options surrendered for exercise of share appreciation rights(1)	2,365,867	0.69%
Common shares reserved for future issuance pursuant to unexercised options under Option Plan	15,240,377	4.43%
Common shares previously issued pursuant to Bonus Plan	1,938,352	0.56%
Unissued common shares available for future awards under Bonus Plan	1,461,648	0.43%
Unissued common shares available for future option grants under Option Plan((2)	5,449,382	1.58%
Maximum number of common shares available for issuance under Equity Incentive Plan	24,089,759	7.00%

(1)
Original options in respect of 15,408,895 common shares resulted in 13,043,028 common shares being actually issued, including 3,726,847 as a result of cashless exercises, a reduction in common shares issued of 2,365,867.

(2)	Does not include unissued common shares available for future awards under the Bonus Plan which may be re-allocated to the Option Plan for future option grants.

(3)	The weighted average price of all options outstanding as of March 5, 2012 is Cdn$2.13.

The aggregate number of common shares which the Company may at any time reserve for issuance under the Equity Incentive Plan:

—	to any one person may not exceed five per cent (5%) of the issued and outstanding common shares of the Company;

—
to insiders of the Company for options granted under the Equity Incentive Plan (or when combined with all of the Company’s other security based compensation arrangements) within any one-year period may not exceed ten per cent (10%); or

—	to any one insider of the Company and his or her associates for options granted under the Plan within any one-year period may not exceed five per cent (5%);

of the issued and outstanding common shares of the Company.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

Other than routine indebtedness, at no time during the Company’s most recently completed financial year was any director, executive officer or proposed management nominee for election as a director of the Company or any associate of any such director, executive officer or proposed nominee indebted to the Company or any of its subsidiaries, or to another entity where such indebtedness is or has been the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Company or any of its subsidiaries, other than routine indebtedness.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

The Company is unaware of any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, of any informed person of the Company, any proposed director of the Company or any associate or affiliate of any informed person or proposed director, in any transaction since the commencement of the Company’s most recently completed financial year or in any proposed transaction which has materially affected or would materially affect the Company or any of its subsidiaries, other than the following:

1.
The Company is party to cost sharing agreements with other companies (the “Other Companies”), some of which are wholly or partially owned by Mr. Friedland. The Other Companies are Ivanhoe Mines Ltd. (TSX; NYSE; NASDAQ), SouthGobi Resources Ltd. (TSX; HKSE), Ivanhoe Capital Corporation, Ivanplats Limited, GoviEx Uranium Inc. and I-Pulse Inc.  Through these agreements, the Company shares office space, furnishings, equipment, air travel and communications facilities in various international locations. The Company also shares the costs of employing administrative and non-executive management personnel at these offices. For the year ended December 31, 2011, the Company’s share of these costs was US$1.5 million. In 2008, the Company agreed, as part of the cost sharing arrangements and in connection with Mr. Friedland’s position as the Founder and Executive Co-Chairman, to share the costs of operating an aircraft owned by a private company of which Mr. Friedland is the sole shareholder. The Company paid US$1.2 million towards aircraft operating costs in 2011.

2.	A director of the Company, Dr. Robert G. Graham, was engaged to provide services through his private consulting company. In 2011, the Company paid US$44,000 to his firm.

3.
The Company entered into a US$10,000,000 unsecured loan agreement on December 30, 2011 with Ivanhoe Capital Finance Ltd. (“ICFL”), a company wholly owned by Mr. Friedland. The funds were advanced to the Company on January 3, 2012. Interest on the loan is 13.33% per annum, calculated monthly and due upon maturity. On March 14, 2012, the ICFL loan agreement was amended to provide that at ICFL’s option, the outstanding amount of the loan may be converted into common shares of the Company at Cdn$0.96 per share.

APPOINTMENT OF AUDITORS

Deloitte & Touche LLP, Chartered Accountants, will be nominated at the Meeting for re-appointment as the Company’s auditors at a remuneration to be fixed by the directors.  Deloitte & Touche LLP have been the Company’s auditors since April 8, 1997.

MANAGEMENT CONTRACTS

Management functions of the Company and its subsidiaries are not performed by a person or persons other than the directors or senior officers of the Company.

CORPORATE GOVERNANCE

National Instrument 58-101 “Disclosure of Corporate Governance Practices” (the “Disclosure Instrument”) requires the Company to disclose its corporate governance practices with reference to a series of corporate governance practices outlined in National Policy 58-201 “Corporate Governance Guidelines” (the “Guidelines”) that the Canadian Securities Administrators (“CSA”) believe reflect a “best practices” standard to which they encourage Canadian public companies to adhere.

The following is a discussion of each of the Company’s corporate governance practices for which disclosure is required by the Disclosure Instrument. Unless otherwise indicated, the board of directors believes that its corporate governance practices are consistent with those recommended by the Guidelines.

Board of Directors

Director Independence

For the purposes of the Disclosure Instrument, a director is independent if he or she has no direct or indirect material relationship with the Company. A “material relationship” is one which could, in the view of the Company’s board of directors, reasonably be expected to interfere with the exercise of the director’s independent judgment. Certain specified relationships will, in all circumstances, be considered, for the purposes of the Disclosure Instrument, to be material relationships.

As of the date of this Management Proxy Circular, the Company’s board of directors consists of five (5) individuals who are independent and four (4) individuals who are not independent, applying the criteria prescribed by the Disclosure Instrument and the criteria prescribed by the Nasdaq Marketplace Rules (collectively, the “Prescribed Independence Criteria”). If all of management’s nominees are elected as directors at the Meeting, the Company’s board of directors will consist of five (5) individuals who are independent and four (4) individuals who are not independent applying the Prescribed Independence Criteria.

The current directors determined to be independent are: A. Robert Abboud, Howard R. Balloch, Brian F. Downey, Robert G. Graham and Robert A. Pirraglia. None of Messrs. Abboud, Balloch, Downey, Graham and Pirraglia has a material relationship with the Company other than as a director and security holder of the Company and each of them, other than Dr. Graham, is compensated by the Company solely in his capacity as a director.

Dr. Graham provides technology consulting services to the Company and receives compensation for these services. The board of directors has considered the consulting arrangement between Dr. Graham and the Company and concluded that it is not a material relationship (ie. which could reasonably be expected to interfere with the exercise of Dr. Graham’s independent judgment) and, since the end of 2008, the compensation Dr. Graham received for providing technology consulting services to the Company has not exceeded the quantitative compensation thresholds of the Prescribed Independence Criteria beyond which Dr. Graham would be disqualified from being regarded as independent.

The directors determined not to be independent are: Carlos A. Cabrera, Robert M. Friedland, Peter G. Meredith and Alexander A. Molyneux.  The reasons why these directors are not considered to be independent are as follows:

—	Mr. Cabrera is the Company’s Executive Chairman and is therefore not independent.

—	Mr. Friedland is the Company’s Founder and Executive Co-Chairman and is therefore not independent.

—
Mr. Meredith is a senior executive officer of Ivanhoe Mines Ltd. (“Ivanhoe Mines”), a company in which Mr. Friedland, the Company’s Founder and Executive Co-Chairman, is also the Chief Executive Officer and a significant shareholder. Mr. Meredith is therefore considered to be a non-independent director.

—
Mr. Molyneux is the Chief Executive Officer of SouthGobi Resources Ltd., a majority-owned subsidiary of Ivanhoe Mines. As noted above, Mr. Friedland, the Company’s Founder and Executive Co-Chairman, is also the Chief Executive Officer and a significant shareholder of Ivanhoe Mines. Mr. Molyneux is therefore considered to be a non-independent director.

Other Directorships

For information respecting those companies that are reporting issuers (or the equivalent) in Canada or elsewhere in which any of the directors of the Company also act as directors, please see the section entitled “Election of Directors” starting on page 5 of this Management Proxy Circular.

Meetings of Independent Directors

The Company’s independent directors do not hold separate, regularly scheduled meetings at which non-independent directors and members of management are not present. The Company’s practice in this regard is not consistent with the Guidelines, which recommend that such meetings should be held.

However, each of the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation and Benefits Committee is comprised solely of independent directors.  The independent directors on each committee often go “in camera” in their committee meetings and request that any non-independent directors and members of management who may be attending such meetings as guests excuse themselves. Any committee member can request that any part of a committee meeting be held on an in camera basis at any time. Accordingly, the board believes that the committee meetings provide an adequate forum in which to facilitate open and candid discussion among the Company’s independent directors. Each of the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation and Benefits Committee met at least four times during 2011.

Independence of Board Chair

Neither the Executive Chairman nor the Founder and Executive Co-Chairman is an independent director. However, A. Robert Abboud, the Independent Lead Director of the board, is an independent director. Mr. Abboud’s responsibilities include:

—	providing a source of board leadership

—	ensuring that the board functions effectively and independently of management,

—	setting board agendas

—	overseeing the quality of the information sent to directors

—	acting as a facilitator with respect to interaction among the independent directors and between management and the independent directors

—	chairing any meetings of the independent directors held from time to time; and

—	overseeing the governance obligations of the board and its committees generally.

Meeting Attendance Records

For information concerning the number of board and committee meetings held in 2011 and the attendance record of each director in respect of those meetings, please see the section entitled “Election of Directors” starting on page 5 of this Management Proxy Circular.

Mandate of the Board

Under the YBCA, the directors of the Company are required to manage the Company’s business and affairs and, in doing so, to act honestly and in good faith with a view to the best interests of the Company.  In addition, each director must exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

The board of directors is responsible for supervising the conduct of the Company's affairs and the management of its business.  The board's mandate includes setting long term goals and objectives for the Company, to formulate the plans and strategies necessary to achieve those objectives and to supervise senior management in their implementation.  Although the board delegates the responsibility for managing the day to day affairs of the Company to senior management personnel, the board retains a supervisory role in respect of, and ultimate responsibility for, all matters relating to the Company and its business.

The board’s mandate requires that the board be satisfied that the Company’s senior management will manage the affairs of the Company in the best interest of the shareholders, in accordance with the Company’s principles, and that the arrangements made for the management of the Company’s business and affairs are consistent with their duty described above.  The board is responsible for protecting shareholder interests and ensuring that the interests of the shareholders and of management are aligned. The obligation of the board must be performed continuously, and not merely from time to time, and in times of crisis or emergency the board may have to assume a more direct role in managing the affairs of the Company.

In discharging this responsibility, the board’s mandate provides that the board oversees and monitors significant corporate plans and strategic initiatives.  The board’s strategic planning process includes annual and quarterly budget reviews and approvals, and discussions with management relating to strategic and budgetary issues. At least one board meeting per year is to be devoted to a comprehensive review of strategic corporate plans proposed by management.

As part of its ongoing review of business operations, the board reviews the principal risks inherent in the Company’s business, including financial risks, through periodic reports from management of such risks, and assesses the systems established to manage those risks.  Directly and through the Audit Committee, the board also assesses the integrity of internal control over financial reporting and management information systems.

In addition to those matters that must, by law, be approved by the board, the board is required under its mandate to approve annual operating and capital budgets, any material dispositions, acquisitions and investments outside of the ordinary course of business or not provided for in the approved budgets, long-term strategy, organizational development plans and the appointment of senior executive officers.  Management is authorized to act, without board approval, on all ordinary course matters relating to the Company's business.

The board also expects management to provide the directors on a timely basis with information concerning the business and affairs of the Company, including financial and operating information and information concerning industry developments as they occur, all with a view to enabling the board to discharge its stewardship obligations effectively.  The board expects management to efficiently implement its strategic plans for the Company, to keep the board fully apprised of its progress in doing so and to be fully accountable to the board in respect to all matters for which it has been assigned responsibility.

The board has instructed management to maintain procedures to monitor and promptly address shareholder concerns and has directed and will continue to direct management to apprise the board of any major concerns expressed by shareholders.

Each committee of the board is empowered to engage external advisors as it sees fit.  Any individual director is entitled to engage an outside advisor at the expense of the Company provided such director has obtained the approval of the Nominating and Corporate Governance Committee to do so.

The board has adopted a strategic planning process which involves, among other things, the following:

—	at least one meeting per year will be devoted to review of strategic plans that are proposed by management;

—	meetings of the board, at least quarterly, to discuss strategic planning issues;

—	the board reviews and assists management in forming short and long term objectives of the Company on an ongoing basis; and

—	the board also maintains oversight of management’s strategic planning initiatives through annual and quarterly budget reviews and approvals.

The strategic planning process adopted by the board takes into account, among other things, the opportunities and risks of the business.

In order to ensure that the principal business risks borne by the Company are identified and appropriately managed, the board receives periodic reports from management of the Company’s assessment and management of such risks.  In conjunction with its review of operations which takes place at each board meeting, the board considers risk issues and addresses the management of the risk of the Company’s business.

The board takes ultimate responsibility for the appointment and monitoring of the Company’s executive management. The board approves the appointment of executive management and reviews their performance on an ongoing basis.

The Company has a disclosure policy addressing, among other things, how the Company interacts with analysts and the public. The disclosure policy contains measures for the Company to avoid selective disclosure.  The Company has a Disclosure Committee responsible for overseeing the Company’s disclosure practices.  This committee consists of the Executive Chairman, the Chief Financial Officer, the Vice President and Corporate Secretary and the Director of Investor Relations and Corporate Communications.  In the performance of its functions, the committee receives advice from the Company’s legal counsel. The Disclosure Committee assesses materiality and determines when developments justify public disclosure.  The committee will review the disclosure policy annually and as otherwise needed to ensure compliance with regulatory requirements.  The board reviews and approves the Company’s material disclosure documents, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and management proxy circular. The Company’s annual and quarterly financial reports are reviewed by the Audit Committee and recommended to the board prior to their release.

Position Descriptions

Executive Chairman

The board has adopted a written position description for the office of Executive Chairman. Since December 2011, the office of Executive Chairman has been shared by Carlos A. Cabrera and Robert M. Friedland and the functions typically performed by a principal executive officer fall within the ambit of the office of Executive Chairman. It is expected that Mr. Cabrera will fulfill the duties and responsibilities outlined in the written position description for the office of Executive Chairman that the Board has adopted and that Mr. Friedland, whose role as the Founder and Executive Co-Chairman has historically been unique and challenging to properly articulate in a written position description, will work closely with Mr. Cabrera on strategic planning, corporate and business development, fundraising and value creation.

Independent Lead Director

The board has adopted a written position description for the Independent Lead Director, a position currently occupied by A. Robert Abboud.

Committee Chairs

The board has adopted a position description for the Chair of each of the Audit Committee, the Nominating & Corporate Governance Committee and the Compensation and Benefits Committee.  The board has not, to date, adopted a position description for the Chair of the Executive Committee.

Orientation and Continuing Education

Orientation

The Company takes steps to ensure that prospective directors fully understand the role of the board and its committees and the contribution individual directors are expected to make, including, in particular the commitment of time and energy that the Company expects of its directors. New directors are provided with a comprehensive information package, including pertinent corporate documents and a director’s manual containing information on the duties, responsibilities and liabilities of directors.  New directors are also briefed by management as to the status of the Company’s business. Directors have the opportunity to make site visits to the Company’s properties.

Continuing Education

Management and outside advisors provide information to the board and its committees to keep the directors up-to-date with the Company, its business and the environment in which it operates as well as with developments in the responsibilities of directors. In addition, directors are encouraged to take courses relevant to the Company and its business, particularly with respect to corporate governance and the energy industry.

Ethical Business Conduct

The Company has adopted a Code of Business Conduct and Ethics applicable to all employees, consultants, officers and directors regardless of their position in the organization, at all times and everywhere the Company does business. The Code of Business Conduct and Ethics provides that the Company’s employees, consultants, officers and directors will uphold its commitment to a culture of honesty, integrity and accountability and the Company requires the highest standards of professional and ethical conduct from its employees, consultants, officers and directors.  The Code was amended effective November 2, 2007, to reflect the Company’s adoption of a whistleblower policy and to bring up to date the Company’s internal reporting process in connection with Code-related matters. A copy of the Company’s Code of Business Conduct and Ethics may be obtained, without charge, by request to Ivanhoe Energy Inc., 654 – 999 Canada Place, Vancouver, British Columbia, Canada V6C 3E1, Attention: Vice President and Corporate Secretary, or by phone to 604-688-8323.

The Audit Committee monitors compliance with the Code of Business Conduct and Ethics through its oversight of the Company’s Whistleblowing Policy. The board has not granted any waiver of the Code of Business Conduct and Ethics in favour of a director or executive officer. Accordingly, no material change report has been required or filed.

The Company uses a confidential and anonymous reporting system that allows individuals to report suspected illegal, unethical or improper conduct in violation of the Code through the Internet or a toll-free telephone number. The reporting system is run by an independent third party and generates reports for the Company’s Ethics and Compliance Officer and the Audit Committee. The Ethics and Compliance Officer reviews the reports with the Chair of the Audit Committee as they are received and investigates any alleged breaches of the Code.

The Nominating and Corporate Governance Committee monitors the disclosure of conflicts of interest by directors with a view to ensuring that no director votes or participates in any board deliberations on a matter in respect of which such director has a material interest.

The board has adopted a series of corporate policies and procedures aimed at encouraging and promoting a culture of ethical business conduct. These include policies and procedures covering such matters as corporate disclosure procedures and controls, confidentiality, securities trading and whistle-blowing.

Audit Committee

The Audit Committee consists of Messrs. Downey, Abboud and Pirraglia, all of whom are independent directors in accordance with criteria set out in the Canadian Securities Administrators’ Audit Committee rules in National Instrument 52-110 (“NI 52-110”), and the Nasdaq Marketplace Rules, and each of whom meets the heightened independence requirements of NI 52-110 applicable to audit committee members.

Mr. Downey, who has been determined by the board to be an Audit Committee Financial Expert, as such term is defined in the U.S. Securities Exchange Act of 1934, as amended, is the Chairman of the committee.

The mandate of the Audit Committee is to oversee the Company's financial reporting obligations, systems and disclosure, including monitoring the integrity of the Company's financial statements, monitoring the independence and performance of the Company’s external auditors and acting as a liaison between the board and the Company's auditors. The activities of the Audit Committee typically include reviewing interim financial statements and annual financial statements, management discussion and analysis and earnings press releases before they are publicly disclosed, ensuring that internal controls over accounting and financial systems are maintained and that accurate financial information is disseminated to shareholders. Other responsibilities include reviewing the results of internal and external audits and any change in accounting procedures or policies, and evaluating the performance of the Company's auditors. The Audit Committee communicates directly with the Company's external auditors in order to discuss audit and related matters whenever appropriate.

The board has determined that each member of the Audit Committee is “financially literate”. For the purposes of NI 52-110, an individual is financially literate if he or she has the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the Company's financial statements.

The Company has adopted an Audit Committee charter which codifies the mandate of the Audit Committee.  The Audit Committee charter specifically defines the Audit Committee’s relationship with, and expectations of, the external auditors, and the Audit Committee’s responsibility for regularly establishing the independence of the external auditor, approving any non-audit mandates of the external auditor; the engagement, evaluation, remuneration and termination of the external auditor; its relationship with, and expectations of, the internal auditor function and its oversight of internal control; and the disclosure of financial and related information. The board reviews and reassesses the adequacy of the Audit Committee charter on an annual basis.

The Audit Committee has regular access to the Chief Financial Officer of the Company. The external auditors regularly attend all meetings of the Audit Committee.  At each meeting of the Audit Committee, a portion of the meeting is set aside to discuss matters with the external auditors without management being present. In addition, the Audit Committee has the authority to call a meeting with the external auditors without management being present, at the committee’s discretion. Additional information regarding the Audit Committee is located in the Directors and Officers section of the Company's Annual Report on Form 10-K for the year ended December 31, 2011.  A copy of the Audit Committee's Charter may be obtained upon request to the Vice President and Corporate Secretary, 654 - 999 Canada Place, Vancouver. British Columbia, V6C 3E1, telephone (604) 688-8323.

Nomination of Directors

The Nominating and Corporate Governance Committee consists of Messrs. Balloch, Abboud, Downey, and Pirraglia, all of whom are independent directors in accordance with the Prescribed Independence Criteria. Mr. Balloch is the Chairman of the committee.

One of the primary responsibilities of the Nominating and Corporate Governance Committee is the identification of new candidates for board nomination. Typically, the full board determines, based on the Company’s objectives and strategies and the perceived risks it faces, the competencies, skills, experience and personal qualities it considers necessary or desirable in potential director candidates. The Nominating & Corporate Governance Committee then takes responsibility for identifying potential candidates who possess some or all of these attributes for presentation to, and assessment by, the full board. The Nominating and Corporate Governance Committee is also responsible for assessing, on a periodic basis, the performance of individual directors and the board as a whole.

Based on this framework, the Nominating and Corporate Governance Committee developed a skills matrix outlining the Company’s desired complement of directors’ competencies, skills and characteristics.  The Committee annually assesses the current competencies and characteristics represented on the board and utilizes the matrix to determine the board’s strengths and identify any gaps that need to be filled. This analysis assists the Committee in discharging its responsibility for approaching and proposing to the full board new nominees to the board, and for assessing directors on an ongoing basis. The identification of potential new nominees has, in the past, typically been accomplished through recommendations made by existing directors and shareholders but the Nominating and Corporate Governance Committee may engage outside advisors to assist in identifying potential candidates.

The Nominating and Corporate Governance Committee’s responsibilities are outlined in the committee’s Charter. Those responsibilities include:

—	evaluating the Company’s executive management succession plans;

—	ensuring that the board has the necessary structures and procedures so that it can function with an appropriate degree of independence from management;

—	providing a forum without management present to receive expressions of concern, including a concern regarding matters involving the independence of the board from management;

—	establishing induction programs for new directors;

—	developing and maintaining continuing education programs for directors; and

—
reviewing the practices and procedures of the board in light of ongoing developments in regulatory requirements and industry best practices in matters of corporate governance and recommending to the board any changes considered necessary or desirable.

A copy of the Nominating and Corporate Governance Committee’s Charter may be obtained upon request to the Vice President and Corporate Secretary, 654 – 999 Canada Place, Vancouver, British Columbia, V6C 3E1, telephone (604) 688-8323.

Compensation

The board of directors determines the compensation to be paid to its directors and officers primarily on the basis of recommendations made by the Compensation and Benefits Committee.

The Compensation and Benefits Committee reviews and makes recommendations to the board with respect to compensation for the Company’s executive officers. See “Statement of Executive Compensation” in the Management Proxy Circular.  The Compensation and Benefits Committee also reviews and makes recommendations to the board regarding the adequacy and form of the compensation payable to non-management directors to ensure that such compensation realistically reflects the responsibilities and risks involved in being an effective director without compromising such director’s independence. Directors who are executives of the Company receive no additional remuneration for their services as directors.

The Compensation and Benefits Committee consists of Messrs. Balloch, Downey, and Pirraglia, all of whom are independent directors in accordance with the Prescribed Independence Criteria. Mr. Balloch is the Chairman of the committee.

The Compensation and Benefits Committee’s responsibilities are outlined in the committee’s Charter. Those responsibilities include:

—	reviewing and adopting, on an annual basis, corporate goals and objectives relevant to the compensation payable to the Company’s principal executive officer;

—	evaluating the principal executive officer’s performance in light of adopted goals and objectives and set the principal executive officer’s compensation level based on such evaluation;

—	reviewing and making recommendations to the board, on an annual basis, with respect to the adequacy and form of compensation and benefits payable to executive officers and non-executive directors;

—	administering and making recommendations to the board with respect to awards under the Company’s equity incentive and equity compensation plans; and

—	preparing periodic reports with respect to executive compensation in accordance with applicable regulatory requirements.

A copy of the Compensation and Benefits Committee’s Charter may be obtained upon request to the Vice President and Corporate Secretary, 654 – 999 Canada Place, Vancouver, British Columbia, V6C 3E1, telephone (604) 688-8323.

The Company has adopted a corporate policy to encourage non-management directors to invest in the common shares of the Company by requiring each non-management director to hold common shares having an aggregate market value equal to not less than 3 times the director’s basic annual retainer within two years of their appointment or election to the board. Recognizing that the market value of publicly traded equity securities fluctuates over time, the policy does not require a director to “top up” if, by reason of a decline in the market price of the Company’s common shares, the aggregate market value of the shares he owns falls below an amount equal to 3 times his basic annual retainer. Once a director attains the minimum ownership threshold for the first time, he is considered to be in compliance with the policy for as long as he continues to hold at least the number of shares that he was required to hold as of the date that he first met the minimum threshold.

The Company has also adopted a corporate policy to align the interests of the Company’s senior management with the interests of its shareholders by requiring the principal executive officer to hold common shares having an aggregate market value equal to not less than 1.5 times his annual base salary within five years the later of (i) the date of commencement of his employment as principal executive officer or (ii) the adoption of the policy by the Company.  As with the share ownership policy applicable to non-management directors, the share ownership policy applicable to the principal executive officer does not require him to “top up” if, by reason of a decline in the market price of the Company’s common shares, the aggregate market value of the shares he owns falls below the original investment. Once the principal executive officer attains the minimum investment threshold for the first time, he is considered to be in compliance with the policy for as long as he continues to hold at least the number of shares as of the date that he first met the minimum investment threshold or until an increase in his base salary.  Following an increase in base salary, the principal executive officer will be expected to reach a new investment threshold of not less than 1.5 times his annual base salary within three years of the increase.

Other Board Committees

In October 2008, the Company established an Executive Committee.  The function of the Executive Committee is to facilitate the review and approval of matters on behalf of the board when logistical constraints, including time, do not permit a full meeting of the board during intervals between regularly schedules board meetings or when specific transactions or actions which have been approved in principle by the board require a specific resolution for formal approval.  The Executive Committee consists of two independent directors in Messrs. Abboud and Balloch and three non-independent directors in Messrs. Friedland, Meredith and Cabrera.  Mr. Dyck, President and Chief Operating Officer, is also a member of the Executive Committee.  Mr. Cabrera is the Chairman of the committee.

The Executive Committee’s responsibilities are outlined in its charter.  A copy may be obtained upon request to the Vice President & Corporate Secretary, 654 – 999 Canada Place, Vancouver, British Columbia, V6C 3E1, telephone (604) 688-8323.

Assessments

The Nominating and Corporate Governance Committee has the responsibility for developing and recommending to the board, and overseeing the execution of, a process for assessing the effectiveness of the board as a whole, the committees of the board and the contribution of individual directors, on a regular basis. The Nominating & Corporate Governance Committee has developed an assessment process for the board, each of its committees, and the contribution of individual directors.

On an annual basis, the Nominating and Corporate Governance Committee sends a performance evaluation questionnaire to all of the members of the board of directors. This questionnaire covers a wide range of topics relating to board, committee and individual director performance and seeks to elicit comments and recommendations for improvement. Assessment of individual board members consists of both an evaluation of each director’s peers and a self-evaluation. The process culminates with the compilation of the results and delivery by the Chair of the Nominating and Corporate Governance Committee of a summary report of the results to the entire board of directors. In addition, each board committee annually evaluates its effectiveness in carrying out the duties specified in its charter. The results are reviewed by the members of each committee who consider whether any changes to its structure or charter may be appropriate.

OTHER BUSINESS

Management of the Company is not aware of any matter to come before the Meeting other than the matters referred to in the Notice of Meeting.

DIRECTORS’ APPROVAL

The contents of this Management Proxy Circular and its distribution to shareholders have been approved by the board of directors of the Company.

ADDITIONAL INFORMATION

Copies of the Company’s annual reports on Form 10-K, the Company’s quarterly reports on Form 10-Q, the Company’s current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 are available free of charge on or through the Company’s website at www.ivanhoeenergy.com or through the SEC’s website at www.sec.gov.  Additional information relating to the Company is available free of charge on or through the System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com.  This includes the Company’s comparative financial statements and management’s discussion and analysis for its most recently completed financial year which may be viewed on the SEC’s website or on the SEDAR website.  Finally, securityholders may contact the Company directly to receive copies of information relating to it, including its financial statements and management’s discussion and analysis, without charge, upon written or oral request to Beverly A. Bartlett, Vice President and Corporate Secretary, Suite 654-999 Canada Place, Vancouver, British Columbia, V6C 3E1, or by telephone at (604) 688-8323.

DATED at Vancouver, British Columbia as of the 15th day of March, 2012.

BY ORDER OF THE BOARD OF DIRECTORS “Beverly A. Bartlett”
Beverly A. Bartlett Vice President and Corporate Secretary

IVANHOE ENERGY INC.
Suite 654 - 999 Canada Place, Vancouver, B.C.  V6C 3E1
Tel:  604-688-8323      Fax:  604-682-2060

PROXY

This proxy is solicited by the management of IVANHOE ENERGY INC. (the “Company”) for the Annual Meeting of its shareholders (the “Meeting”) to be held on Tuesday, April 24, 2012.

The undersigned hereby appoints Carlos A. Cabrera, Executive Chairman of the Company, or failing him, Beverly A. Bartlett, Vice President and Corporate Secretary of the Company, or instead of either of the foregoing, (insert name) ____________________________________, as nominee of the undersigned, with full power of substitution, to attend and vote on behalf of the undersigned at the Meeting to be held in the Mackenzie Room 1 at the Fairmont Waterfront Hotel, 900 Canada Place Way, Vancouver, British Columbia at 9:00 AM, local time, and at any adjournments thereof, and directs the nominee to vote or withhold from voting, as applicable, the common shares of the undersigned in the manner indicated below:

1.	ELECTION OF DIRECTORS			THE UNDERSIGNED HEREBY REVOKES ANY PRIOR PROXY OR PROXIES.

The nominees proposed by management of the Company are:

	ROBERT M. FRIEDLAND	FOR ☐	WITHHOLD ☐
	CARLOS A. CABRERA	FOR ☐	WITHHOLD ☐	DATED:	, 2012.
	A. ROBERT ABBOUD	FOR ☐	WITHHOLD ☐
	HOWARD R. BALLOCH	FOR ☐	WITHHOLD ☐
	BRIAN F. DOWNEY	FOR ☐	WITHHOLD ☐
	ROBERT G. GRAHAM	FOR ☐	WITHHOLD ☐
	PETER G. MEREDITH	FOR ☐	WITHHOLD ☐
	ALEXANDER A. MOLYNEUX	FOR ☐	WITHHOLD ☐	Signature of Shareholder
	ROBERT A. PIRRAGLIA	FOR ☐	WITHHOLD ☐

(Please print name here)
2.	APPOINTMENT OF AUDITORS
Note: If not dated, this proxy is deemed to be dated on the day sent by the Company
To appoint Deloitte & Touche LLP, Chartered Accountants, as auditors of the Company at a remuneration to be fixed by the board of directors.
(Please advise the Company of any change of address)
FOR ☐ WITHHOLD ☐

3.	Upon any permitted amendment to or variation of any matter identified in the Notice of Meeting.

4.	Upon any other matter that properly comes before the Meeting.

NOTES:  Vote by Fax, Mail or Hand Delivery:

An appointment of a proxyholder or alternate proxy holder will not be valid unless a form of proxy making the appointment, signed by the shareholder or an attorney of the shareholder authorized in writing, is deposited with CIBC Mellon Trust Company by facsimile to, 1-416-368-2502 or 1-866-781-3111 or delivered by mail to P.O. Box 721, Agincourt, Ontario, M1S 0A1 or delivered by hand to The Oceanic Plaza, 1600 - 1066 Hastings Street, Vancouver, British Columbia, V6E 3K9 or 320 Bay Street, Banking Hall Level, Toronto, Ontario, M5H 4A6, and in each case must be received by CIBC Mellon Trust Company not later than 5:00 PM Pacific Time on the day before the Meeting (excluding Saturdays, Sundays and statutory holidays) or an adjournment thereof, at which the form of proxy is to be used.

Any one of the joint holders of a common share may sign a form of proxy in respect of the share but, if more than one of them is present at the Meeting or represented by proxyholder, that one of them whose name appears first in the register of members in respect of the common share, or that one’s proxyholder, will alone be entitled to vote in respect thereof.  Where the form of proxy is signed by a corporation, either its corporate seal must be affixed or the form should be signed by the corporation under the hand of an officer or an attorney duly authorized in writing.

A shareholder has the right to appoint a person, who need not be a shareholder, to attend and act for the shareholder and on the shareholder’s behalf at the Meeting other than either of the nominees designated in this form of proxy, and may do so by inserting the name of that other person in the blank space provided for that purpose in this form of proxy or by completing another suitable form of proxy.

The common shares represented by the proxy will be voted or withheld from voting in accordance with the instructions of the shareholder on any ballot and where a choice with respect to a matter to be acted on is specified, the common shares will be voted on a ballot in accordance with that specification.  This proxy confers discretionary authority with respect to matters, other than the election of directors and appointment of auditor, identified or referred to in the accompanying Notice of Annual Meeting for which no instruction is given, and with respect to other matters that may properly come before the Meeting.

In respect of a matter for which a choice is not specified in the form of proxy, the nominees named in the accompanying form of proxy will vote the common shares represented by the form of proxy at their own discretion for the approval of such matter.

OR Vote by Internet:

To vote by internet, use the internet to transmit your voting instructions and for electronic delivery of information.  Have this form of Proxy available when you access the website at www.proxypush.ca/ie.  You will be prompted to enter your 12-digit Control Number which is located in the box below.  You may also appoint a person other than the persons designated on this form of Proxy by following the instructions provided on the website.

Control Number

If you have any questions, please call CIBC Mellon Trust Company toll free at 1-800-387-0825 in Canada or the U.S. or at 1 (416) 682-3860 outside North America.

NOTICE TO REGISTERED SHAREHOLDERS
REGARDING QUARTERLY AND ANNUAL REPORTS
AND CONSENT TO ELECTRONIC DELIVERY OF DOCUMENT

Dear Shareholder,

As a registered shareholder of Ivanhoe Energy Inc. (the “Company”), you are entitled to receive our annual and interim financial statements.  If you do not wish to receive the interim financial statements, please complete the bottom of this notice and return to our Transfer Agent and Registrar, CIBC Mellon Trust Company, by facsimile, mail or by submitting your request electronically at www.canstockta.com/investorinquiry.  Your name will then be removed from the mailing list maintained by CIBC Mellon Trust Company.  Please be assured that if you elect not to receive our interim financial statements you will still receive annually our annual financial statements, Notice of Annual Meeting, Management Information Circular and a Proxy Form.

If you elect not to receive our interim financial statements your election will not be effective until you notify CIBC Mellon Trust Company of a change to your election.  You may change your election with respect to the financial statements at any time by contacting CIBC Mellon Trust Company at the address noted below.  We will send you a similar election notice each year.

In addition if you wish to receive delivery of certain of the Company’s corporate documents via the Internet rather than by mail, please check that preference on the bottom of this notice or enrol online at www.canstockta.com/FinancialStatements.  The Company code number is 0435B.

Financial Statements Election Notice		(PLEASE PRINT)

To:	CIBC Mellon Trust Company
	PO Box 7010	Name
Adelaide Street Postal Station
	Toronto, ON M5C 2W9	Address
Canada
Fax: (416) 643-3135
ELECTRONICALLY: www.canstock.com/investorinquiry
Postal/Zip Code

I do not wish to receive the following financial statements of Ivanhoe Energy Inc.:		Country

Email Address
☐	Interim Financial Statements

Please remove my name from the mailing list for Ivanhoe Energy Inc. for the indicated financial statements.

I understand that this election notice will be effective until I notify CIBC Mellon Trust Company of a change in my election and that I may change my election at any time by contacting CIBC Mellon Trust Company at the address noted above.

CHECK ONE:

☐	By Mail
☐
By electronic delivery.  I have read and understood the terms of this Consent set forth on the reverse side of this notice and I consent to the electronic delivery of the Documents indicated in Item 1 on the reverse side of this notice.

(See Reverse Side)

SHAREHOLDER CONSENT TO DELIVERY OF ELECTRONIC MATERIALS

Ivanhoe Energy Inc. (the “Company”) is introducing a voluntary option for the delivery of Company documents to its shareholders (“Shareholders”) by electronic means rather than traditional mailing of paper copies.  This option allows the Company to provide its shareholders a convenient method of receiving materials meant to increase timeliness for Shareholders, provide benefits to our environment and reduce costs.

I consent to the electronic delivery of the documents listed below that the Company elects to deliver to me electronically, all in accordance with the terms hereof.  The consent granted herein will last until revoked by the Shareholder.

1.  The following documents that are filed with securities regulators and delivered to other Shareholders and will at the same time be delivered electronically to me (collectively referred to as the “Documents” or each of them as a “Document”):
a) annual reports including financial statements;
b) quarterly reports, including financial statements;
c) notices of meetings of shareholders, management information circulars and  forms of proxy; and
d) such other disclosure documents that the Company makes available by electronic means.

2.  The Documents will be delivered to you by the Company by making them available for your viewing, downloading and/or saving on the Internet website www.ivanhoeenergy.com (the “Website”).
A Shareholder must then go to “Investor Information” and “Financial Reports” and locate the document of interest for viewing.  The Company will advise you by e-mail when the documents are available on the Website.

3.  The viewing, downloading and/or saving of a Document requires me to use:
a) a computer with a 486/33 processor (or MacIntosh LC III) or higher with at least 16 megabytes of RAM (Random Access Memory) and Windows 3.1;
b) access to an Internet service provider;
c) the program Netscape Navigator 3.0 (or higher) or Microsoft Internet Explorer 3.0 (or higher);
d) the program Adobe Acrobat Reader 3.0 (or higher) to read the material; and
e) an electronic mail account to receive notification.
For Shareholders without Adobe Acrobat Reader, a link will be provided to allow the downloading of this program.  Accordingly, I acknowledge that I understand the above technical requirements and that I possess the technical ability and resources to receive electronic delivery in the manner outlined in this “Consent to Electronic Delivery of Documents”.

4.  I acknowledge that I may receive at no cost a paper copy of any Document to be delivered if the Company cannot make electronic delivery available or if I contact the Company’s transfer agent, CIBC Mellon by telephone at (866) 781-3111, regular mail at Ivanhoe Energy Inc. c/o CIBC Mellon Trust Company, PO Box 1900, Vancouver, BC V6C 3K9 or via electronic mail at inquiries@canstockta.com.  I further acknowledge that my request of a paper copy of any Document does not constitute revocation of this “Consent to Electronic Delivery of Documents”.

5.  The Documents will be posted on the Website for delivery for a period of time corresponding to the notice period stipulated under applicable legislation and the Documents will remain posted on the Website thereafter for a period of time which is appropriate and relevant, given the nature of the document.

6.  I understand that my consent may be revoked or changed at any time by notifying the Company’s transfer agent of such revocation or changed by telephone, regular mail or e-mail as specified in paragraph 4 above.

7.  I understand that the Company maintains in confidence the personal information I provide as a Shareholder and uses it only for the purpose of Shareholder communication.

8.  I understand that I am not required to consent to the electronic delivery of Documents.  I have read and understand this “Consent to Electronic Delivery of Documents” and I consent to the electronic delivery of Documents on the foregoing terms.

I have read and understand this “Consent for Electronic Delivery of Documents” and consent to the electronic delivery of the Documents on the terms outlined above.

NOTICE TO BENEFICIAL SHAREHOLDERS
REGARDING QUARTERLY AND ANNUAL REPORTS
AND
CONSENT TO ELECTRONIC DELIVERY OF DOCUMENT

Dear Shareholder,

As a non-registered shareholder of Ivanhoe Energy Inc. (the “Company”), you are entitled to receive our annual and interim financial statements.  If you wish to receive these financial statements, please either complete and return this notice by mail or submit your request online (see address below).  Your name will then be placed on the Supplemental Mailing List maintained by our Transfer Agent and Registrar, CIBC Mellon Trust Company.

As long as you remain a non-registered shareholder, you will receive this card each year and will be required to renew your request to receive these financial statements.  If you have any questions about this procedure, please contact CIBC Mellon Trust Company by phone at 1-800-387-0825 or (416) 682-3860 or at www.canstockta.com/investorinquiry.

We encourage you to submit your request online at www.canstockta.com/FinancialStatements.  The Company code number is 0435A.

Financial Statements Election Notice		(PLEASE PRINT)

To:	CIBC Mellon Trust Company
	PO Box 7010	Name
Adelaide Street Postal Station
	Toronto, ON M5C 2W9	Address
Canada
Fax: (416) 643-3135
ELECTRONICALLY: www.canstockta.com/investorinquiry
Postal/Zip Code

Please add my name to the Supplemental Mailing List for Ivanhoe Energy Inc. and send me their financial statements as Indicated below:		Country

Email Address
☐	Annual Financial Statements
☐	Interim Financial Statements

CHECK ONE:

☐	By Mail
☐
By electronic delivery.  I have read and understood the terms of this Consent set forth on the reverse side of this notice and I consent to the electronic delivery of the Documents indicated in Item 1 on the reverse side of this notice.

(See Reverse Side)

SHAREHOLDER CONSENT TO DELIVERY OF ELECTRONIC MATERIALS

Ivanhoe Energy Inc. (the “Company”) is introducing a voluntary option for the delivery of Company documents to its shareholders (“Shareholders”) by electronic means rather than traditional mailing of paper copies.  This option allows the Company to provide its shareholders a convenient method of receiving materials meant to increase timeliness for Shareholders, provide benefits to our environment and reduce costs.

I consent to the electronic delivery of the documents listed below that the Company elects to deliver to me electronically, all in accordance with the terms hereof.  The consent granted herein will last until revoked by the Shareholder.

1.  The following documents that are filed with securities regulators and delivered to other Shareholders will at the same time be delivered electronically to me (collectively referred to as the “Documents” or each of them as a “Document”):
a) annual reports including financial statements;
b) quarterly reports, including financial statements;
c) notices of meetings of shareholders, management information circulars and  forms of proxy; and
d) such other disclosure documents that the Company makes available by electronic means.

2.  The Documents will be delivered to you by the Company by making them available for your viewing, downloading and/or saving on the Internet website www.ivanhoeenergy.com (the “Website”).
A Shareholder must then go to “Investor Information” and “Financial Reports” and locate the document of interest for viewing.  The Company will advise you by e-mail when the documents are available on the Website.

3.  The viewing, downloading and/or saving of a Document requires me to use:
a) a computer with a 486/33 processor (or MacIntosh LC III) or higher with at least 16 megabytes of RAM (Random Access Memory) and Windows 3.1;
b) access to an Internet service provider;
c) the program Netscape Navigator 3.0 (or higher) or Microsoft Internet Explorer 3.0 (or higher);
d) the program Adobe Acrobat Reader 3.0 (or higher) to read the material; and
e) an electronic mail account to receive notification.
For Shareholders without Adobe Acrobat Reader, a link will be provided to allow the downloading of this program.  Accordingly, I acknowledge that I understand the above technical requirements and that I possess the technical ability and resources to receive electronic delivery in the manner outlined in this “Consent to Electronic Delivery of Documents”.

4.  I acknowledge that I may receive at no cost a paper copy of any Document to be delivered if the Company cannot make electronic delivery available or if I contact the Company’s transfer agent, CIBC Mellon by telephone at (866) 781-3111, regular mail at Ivanhoe Energy Inc. c/o CIBC Mellon Trust Company, PO Box 1900, Vancouver, BC V6C 3K9 or via electronic mail at inquiries@canstockta.com.  I further acknowledge that my request of a paper copy of any Document does not constitute revocation of this “Consent to Electronic Delivery of Documents”.

5.  The Documents will be posted on the Website for delivery for a period of time corresponding to the notice period stipulated under applicable legislation and the Documents will remain posted on the Website thereafter for a period of time which is appropriate and relevant, given the nature of the document.

6.  I understand that my consent may be revoked or changed at any time by notifying the Company’s transfer agent of such revocation or changed by telephone, regular mail or e-mail as specified in paragraph 4 above.

7.  I understand that the Company maintains in confidence the personal information I provide as a Shareholder and uses it only for the purpose of Shareholder communication.

8.  I understand that I am not required to consent to the electronic delivery of Documents.  I have read and understand this “Consent to Electronic Delivery of Documents” and I consent to the electronic delivery of Documents on the foregoing terms.

I have read and understand this “Consent for Electronic Delivery of Documents” and consent to the electronic delivery of the Documents on the terms outlined above.